___________________________________________________________________________
___________________________________________________________________________






                        AGREEMENT AND PLAN OF MERGER


                                   Among


                     ENSCO INTERNATIONAL INCORPORATED,

                          DDC ACQUISITION COMPANY

                                    and

                           DUAL DRILLING COMPANY



                            Dated March 21, 1996





___________________________________________________________________________
___________________________________________________________________________



                             TABLE OF CONTENTS
                              ----------------

SECTION                                                                PAGE
- -------                                                                ----
                                 ARTICLE I

                                 THE MERGER

1.01.  The Merger  . . . . . . . . . . . . . . . . . . . . . . . . . .   1
1.02.  Effective Time; Closing   . . . . . . . . . . . . . . . . . . .   2
1.03.  Effect of the Merger  . . . . . . . . . . . . . . . . . . . . .   2
1.04.  Certificate of Incorporation; Bylaws  . . . . . . . . . . . . .   2
1.05.  Directors and Officers  . . . . . . . . . . . . . . . . . . . .   2

                                 ARTICLE II

             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

2.01.  Conversion of Securities  . . . . . . . . . . . . . . . . . . .   3
2.02.  Exchange of Certificates  . . . . . . . . . . . . . . . . . . .   4
2.03.  Stock Transfer Books  . . . . . . . . . . . . . . . . . . . . .   6
2.04.  Stock Options   . . . . . . . . . . . . . . . . . . . . . . . .   6

                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE TARGET

3.01.  Organization and Qualification; Subsidiaries  . . . . . . . . .   7
3.02.  Certificate of Incorporation and Bylaws   . . . . . . . . . . .   8
3.03.  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . .   8
3.04.  Authority Relative to This Agreement  . . . . . . . . . . . . .   9
3.05.  No Conflict; Required Filings and Consents  . . . . . . . . . .   9
3.06.  Permits; Compliance   . . . . . . . . . . . . . . . . . . . . .  10
3.07.  SEC Filings; Financial Statements   . . . . . . . . . . . . . .  10
3.08.  Absence of Certain Changes or Events  . . . . . . . . . . . . .  11
3.09.  Absence of Litigation   . . . . . . . . . . . . . . . . . . . .  13
3.10.  Employee Benefit Matters  . . . . . . . . . . . . . . . . . . .  13
3.11.  Labor Matters   . . . . . . . . . . . . . . . . . . . . . . . .  18
3.12.  Intellectual Property   . . . . . . . . . . . . . . . . . . . .  18
3.13.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
3.14.  Environmental Matters   . . . . . . . . . . . . . . . . . . . .  19
3.15.  Opinion of Financial Advisor  . . . . . . . . . . . . . . . . .  21
3.16.  Vote Required   . . . . . . . . . . . . . . . . . . . . . . . .  21
3.17.  Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
3.18.  Tangible Property   . . . . . . . . . . . . . . . . . . . . . .  21
3.19.  Bareboat Charter  . . . . . . . . . . . . . . . . . . . . . . .  21
3.20.  Material Contracts  . . . . . . . . . . . . . . . . . . . . . .  21
3.21.  Parachute Payments  . . . . . . . . . . . . . . . . . . . . . .  22
3.22.  Certain Business Practices  . . . . . . . . . . . . . . . . . .  22
3.23.  Real Property and Leases  . . . . . . . . . . . . . . . . . . .  22
3.24.  Insurance   . . . . . . . . . . . . . . . . . . . . . . . . . .  23
3.25.  Accounting and Tax Matters  . . . . . . . . . . . . . . . . . .  24
3.26.  Board Recommendation  . . . . . . . . . . . . . . . . . . . . .  24
3.27.  Change in Control   . . . . . . . . . . . . . . . . . . . . . .  24
3.28.  Target Drilling Rigs  . . . . . . . . . . . . . . . . . . . . .  25


                             TABLE OF CONTENTS
                                (continued)

SECTION                                                                PAGE
- -------                                                                ----

3.29.  Sime-Dual Sdn Bhd   . . . . . . . . . . . . . . . . . . . . . .  26
3.30.  Accounts Receivable   . . . . . . . . . . . . . . . . . . . . .  27


                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                              AND ACQUIROR SUB

4.01.  Corporate Organization and Qualification  . . . . . . . . . . .  27
4.02.  Certificate of Incorporation and Bylaws   . . . . . . . . . . .  27
4.03.  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . .  28
4.04.  Authority Relative to This Agreement  . . . . . . . . . . . . .  28
4.05.  No Conflict; Required Filings and Consents  . . . . . . . . . .  29
4.06.  SEC Filings; Financial Statements   . . . . . . . . . . . . . .  29
4.07.  Absence of Certain Changes or Events  . . . . . . . . . . . . .  30
4.08.  Brokers   . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
4.09.  Taxes   . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31


                                 ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE MERGER

5.01.  Conduct of Business by the Target Pending the Merger  . . . . .  32
5.02.  Conduct of Business by Acquiror Pending the Merger  . . . . . .  33


                                 ARTICLE VI

                           ADDITIONAL AGREEMENTS

6.01.  Registration Statement; Proxy Statement   . . . . . . . . . . .  33
6.02.  Target Stockholder Meeting  . . . . . . . . . . . . . . . . . .  35
6.03.  Appropriate Action; Consents; Filings   . . . . . . . . . . . .  35
6.04.  Access to Information; Confidentiality  . . . . . . . . . . . .  37
6.05.  No Solicitation of Transactions.  . . . . . . . . . . . . . . .  37
6.06.  Directors' and Officers' Indemnification  . . . . . . . . . . .  38
6.07.  Obligations of Acquiror Sub   . . . . . . . . . . . . . . . . .  39
6.08.  Public Announcements  . . . . . . . . . . . . . . . . . . . . .  39
6.09.  Delivery of SEC Documents   . . . . . . . . . . . . . . . . . .  39
6.10.  Environmental Assessment  . . . . . . . . . . . . . . . . . . .  39
6.11.  Notification of Certain Matters   . . . . . . . . . . . . . . .  39
6.12.  Further Action  . . . . . . . . . . . . . . . . . . . . . . . .  40
6.13.  Employee Benefits   . . . . . . . . . . . . . . . . . . . . . .  40
6.14.  Affiliates; Accounting and Tax Treatment  . . . . . . . . . . .  44
6.15.  Certain Employees   . . . . . . . . . . . . . . . . . . . . . .  45

                                ARTICLE VII

                          CONDITIONS TO THE MERGER


                             TABLE OF CONTENTS
                                (continued)

SECTION                                                                PAGE
- -------                                                                ----

7.01.  Conditions to the Obligations of Each Party   . . . . . . . . .  45
7.02.  Conditions to the Obligations of Acquiror and Acquiror Sub  . .  45
7.03.  Conditions to the Obligations of the Target   . . . . . . . . .  47

                                ARTICLE VIII

                     TERMINATION, AMENDMENT AND WAIVER
8.01.  Termination   . . . . . . . . . . . . . . . . . . . . . . . . .  48
8.02.  Fees and Expenses   . . . . . . . . . . . . . . . . . . . . . .  49
8.03.  Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . .  50
8.04.  Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

                                 ARTICLE IX

                             GENERAL PROVISIONS

9.01.  Non-Survival of Representations, Warranties and Agreements  . .  51
9.02.  Notices   . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
9.03.  Certain Definitions   . . . . . . . . . . . . . . . . . . . . .  52
9.04.  Severability  . . . . . . . . . . . . . . . . . . . . . . . . .  53
9.05.  Assignment; Binding Effect; Benefit   . . . . . . . . . . . . .  53
9.06.  Incorporation of Schedules  . . . . . . . . . . . . . . . . . .  53
9.07.  Specific Performance  . . . . . . . . . . . . . . . . . . . . .  54
9.08.  Governing Law   . . . . . . . . . . . . . . . . . . . . . . . .  54
9.09.  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
9.10.  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . .  54
9.11.  Waiver of Jury Trial  . . . . . . . . . . . . . . . . . . . . .  54
9.12.  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . .  54

EXHIBIT A - Certificate of Incorporation
EXHIBIT B - Affiliate Agreement
EXHIBIT C - Legal Opinion for Counsel for the Target
EXHIBIT D - Legal Opinion for Counsel for Acquiror


                               DEFINED TERMS


 TERM                                       LOCATION
 ----                                       --------
 Acquiror                                   Recitals
 Acquiror Common Stock                      2.01(a)(i)
 Acquiror Disclosure Schedules              Article IV
 Acquiror Preferred Stock                   4.03
 Acquiror SEC Reports                       4.06(a)
 Acquiror Sub                               Recitals
 Acquiror Sub Common Stock                  2.01(a)(iii)
 Acquiror Subsidiary                        4.03
 affiliate                                  9.03(a)
 Affiliate Agreements                       6.14
 Agreement                                  Recitals
 AICPA Statement                            7.02(b)
 Alternative Proposal Fee                   8.02(a)
 Average Trading Price                      2.02(e)
 beneficial owner                           9.03(b)
 Benefit Restoration Plan                   6.13(e)
 Board                                      6.05(iii)
 Blue Sky Laws                              3.05(b)(i)
 Business Combination Transaction           8.02(a)
 Business Combination Transaction Proposal  8.01(d)
 business day                               9.03(c)
 Cancelable Shares                          2.01(a)(i)
 Certificate of Merger                      1.02
 Certificates                               2.02(b)
 Claim                                      6.06(b)
 Closing                                    2.02
 Closing Agreement                          6.13(a)(ii)
 COBRA Coverage                             6.13(b)



 TERM                                       LOCATION
 ----                                       --------

 Code                                       Recitals
 Confidentiality Agreement                  9.13
 control                                    9.03(d)
 controlled by                              9.03(d)
 Delaware Law                               Recitals
 DOL                                        6.13(n)
 Dual Medical Plan                          6.13(b)
 Dual Unit Plan                             6.13(j)
 Effective Time                             1.02
 Employee Severance Plans                   6.13(h)
 Environmental Claims                       3.14(b)(viii)
 Environmental Laws                         3.14(a)(ii)
 Environmental Permits                      3.14(b)(ii)
 Exchange Act                               3.05(b)(i)
 Exchange Agent                             2.02(a)
 Exchange Fund                              2.02(a)
 Exchange Ratio                             2.01(a)(i)
 ERISA                                      3.10
 First Amendment                            3.29(i)
 401(k) Plan                                6.13(a)(i)
 401(k) Plan Amendment                      6.13(a)(i)
 Governmental Authority                     3.06
 Group Insurance Plans                      6.13(b)
 Hazardous Substances                       3.14(a)(i)
 HSR Act                                    3.05(b)(i)
 IRS                                        3.10(c)
 Joint Bareboat Charter                     3.29(vii)
 Joint Operating Agreement                  3.29(vi)
 Laws                                       3.05(a)(y)(ii)
 Long-Term Options                          2.04(a)(i)



 TERM                                       LOCATION
 ----                                       --------

 Material Adverse Effect                    3.01
 Material Contract                          3.20
 Merger                                     Recitals
 NASD                                       6.08(b)
 1995 Balance Sheet                         3.07(c)
 Non-Employee Options                       2.04(b)
 NYSE                                       2.02(E)
 Officer Incentive Plan                     6.13(g)
 Order                                      7.01(b)
 Original Agreement                         3.29(i)
 PBGC                                       3.10(c)
 person                                     9.03(e)
 Plans                                      3.10(i)
 Post-Employment Benefits                   3.10(k)(iv)
 Pre-Merger Period                          3.25(a)(i)
 Prior Thrift Plan                          6.13(a)(i)
 Proxy Statement                            6.01(a)
 Registration Statement                     6.01(a)
 Retiree Medical Plan                       6.13(c)
 Sale                                       3.25(b)
 SD                                         3.29(i)
 SDD                                        3.29(i)
 SEC                                        3.07(a)(ii)
 Secretary                                  1.02
 SERP                                       6.13(d)(i)
 Securities Act                             3.05(b)(i)
 Shareholders Agreement                     3.29(i)
 Specified Expenses                         8.02(d)
 Sime-Dual                                  3.29(i)
 Stockholder Plan                           3.25(b)



 TERM                                       LOCATION
 ----                                       --------

 Subsidiary                                 3.01
 subsidiary                                 9.03(f)
 subsidiaries                               9.03(f)
 Surviving Corporation                      1.01
 Target                                     Recitals
 Target Affiliate                           6.14
 Target Banker                              3.16
 Target Common Stock                        2.01(a)(i)
 Target Disclosure Schedule                 Article III
 Target Drilling Rigs                       3.19
 Target Employment Contracts                3.10(ii)
 Target Options                             2.04(h)
 Target Permits                             3.06
 Target Preferred Stock                     3.03
 Target SEC Reports                         3.07(a)
 Target s Stockholder Meeting               6.02
 Terminating Acquiror Breach                8.01(f)
 Terminating Target Breach                  8.01(f)
 Third Party Provisions                     9.05
 Transactions                               Recitals
 Trust                                      6.13(f)(i)
 Trustee                                    6.13(f) (i)
 under common control                       9.03(d)
 U.S. GAAP                                  3.07(b)
 Vessels                                    3.28(a)


          AGREEMENT AND PLAN OF MERGER, dated as of March 21, 1996 (this "Agreement"), by and among ENSCO International Incorporated, a Delaware corporation ("Acquiror"), DDC Acquisition Company, a Delaware corporation and a direct, wholly owned subsidiary of Acquiror ("Acquiror Sub"), and DUAL DRILLING COMPANY, a Delaware corporation (the "Target").

          WHEREAS, Acquiror Sub, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law ("Delaware Law"), will merge with and into the Target (the "Merger");

          WHEREAS, the Board of Directors of the Target (i) has determined that the Merger is in the best interests of the Target and its stockholders and approved and adopted this Agreement and the transactions contemplated hereby ("Transactions") and (ii) has unanimously recommended approval and adoption of this Agreement and approval of the Merger by, and directed that this Agreement and the Merger be submitted to a vote of, the stockholders of the Target;

          WHEREAS, the Boards of Directors of Acquiror and Acquiror Sub have determined that the Merger is in the best interests of Acquiror, Acquiror Sub and their stockholders and have unanimously approved and adopted this Agreement and the Transactions; and

          WHEREAS, Acquiror and the Target intend that the Merger constitute a tax-free "reorganization" within the meaning of Section 368(a)(1)(A) of the Internal Revenue Code of 1986 (the "Code") by reason of
Section 368(a)(2)(E) of the Code.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Acquiror, Acquiror Sub and the Target hereby agree as follows:


                                 ARTICLE I

                                 THE MERGER

          SECTION 1.01. THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with Delaware Law, at the Effective Time (as hereinafter defined), Acquiror Sub shall be merged with and into the Target. As a result of the Merger, the separate corporate existence of Acquiror Sub shall cease and the Target shall continue as the surviving corporation of the Merger (the "Surviving Corporation"). The name of the Surviving Corporation shall be Dual Holding Company.

          SECTION  1.02.     EFFECTIVE  TIME;  CLOSING.    As  promptly  as
practicable and in no event later than the first business day following the satisfaction or waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Merger to be consummated by filing a certificate of merger (the "Certificate of Merger") with the Secretary of
State of the State of Delaware (the "Secretary") in such form as is required by, and executed in accordance with the relevant provisions of,
Delaware Law.   The term  "Effective Time" means  the date and time  of the


filing of the Certificate of Merger with the Secretary (or such later time as may be agreed in writing by each of the parties hereto and specified in the Certificate of Merger). Immediately prior to the filing of the Certificate of Merger, a closing (the "Closing") will be held at the offices of Baker & McKenzie, 2001 Ross Avenue, Suite 4500, Dallas, Texas (or such other place and time as the parties may agree).

          SECTION 1.03. EFFECT OF THE MERGER. The effect of the Merger shall be as provided in the applicable provisions of Delaware Law.

          SECTION 1.04. CERTIFICATE OF INCORPORATION; BYLAWS. (a) At the Effective Time, the Certificate of Incorporation of the Target, as in effect immediately prior to the Effective Time, shall be amended as of the Effective Time by operation of this Agreement and by virtue of the Merger without any further action by the stockholders or directors of the Surviving Corporation to read in its entirety as set forth in EXHIBIT A attached hereto.

          (b) At the Effective Time, the Bylaws of Acquiror Sub, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Certificate of Incorporation of the Surviving Corporation and such Bylaws.

          SECTION 1.05. DIRECTORS AND OFFICERS. The directors of Acquiror Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until a successor is elected or appointed and has qualified or until the earliest of such director's death, resignation, removal or disqualification, and the officers of Acquiror Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified, or as otherwise provided in the Bylaws of the Surviving Corporation.


                                 ARTICLE II

             CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

          SECTION 2.01. CONVERSION OF SECURITIES. At the Effective Time, by virtue of the Merger and without any action on the part of Acquiror Sub, the Target or the holders of any of the following shares of capital stock:

          (a)  Subject  to the other provisions of this Section 2.01 and to
     Section 2.02:

               (i) each share of common stock, $0.01 par value, of the Target ("Target Common Stock") issued and outstanding immediately prior to the Effective Time (excluding any shares held by the Target, Acquiror or Acquiror Sub or any other direct or indirect wholly owned subsidiary of Acquiror or the Target immediately prior to the Merger (the "Cancelable Shares")) shall be converted into the right to receive .625 shares (the "Exchange Ratio") of common stock, $0.10 par value ("Acquiror Common Stock"), of
          Acquiror.    At the  Effective Time,  all  such shares  of Target
          Common Stock shall no longer be outstanding and automatically shall be canceled and cease to exist, and each certificate


          previously evidencing any such shares shall thereafter represent the right to receive a certificate representing the shares of Acquiror Common Stock into which such shares of Target Common Stock were converted in the Merger. The holders of certificates previously evidencing such shares of Target Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Target Common Stock except as otherwise provided herein or by Delaware Law. Such certificates previously evidencing shares of Target Common Stock shall be exchanged for certificates representing whole shares of Acquiror Common Stock issued in consideration therefor upon the surrender of such certificates in accordance with the provisions of Section 2.02. No fractional shares of Acquiror Common Stock shall be issued, and, in lieu thereof, a cash payment shall be made pursuant to Section 2.02(e);

               (ii) each Cancelable Share shall automatically be canceled and cease to exist, and no consideration shall be paid or payable in respect of such shares; and

               (iii) each share of common stock, par value $.01 per share, of Acquiror Sub ("Acquiror Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

          (b) If between the date of this Agreement and the Effective Time the outstanding shares of Acquiror Common Stock or Target Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares, the Exchange Ratio shall be correspondingly adjusted to reflect such stock dividend, reclassification, recapitalization, split, division, combination or exchange of shares.

          SECTION 2.02. EXCHANGE OF CERTIFICATES. (a) EXCHANGE AGENT. As of or before the Effective Time, Acquiror shall deposit, or shall cause to be deposited, with a bank or trust company organized under the laws of, and having an office in, the United States or any state thereof and designated by Acquiror and approved by Target, which approval shall not be unreasonably withheld (the "Exchange Agent"), for the benefit of the holders of shares of Target Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the whole shares of Acquiror Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Target Common Stock and cash in an amount sufficient to permit payment of cash payable in lieu of fractional shares pursuant to Section 2.02(e) (such certificates for shares of Acquiror Common Stock, together with any dividends or distributions with respect thereto, and cash, being hereinafter referred to as the "Exchange Fund"). The Exchange Agent shall, pursuant to irrevocable instructions from Acquiror, deliver the Acquiror Common Stock and cash contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund.

          (b)  EXCHANGE PROCEDURES.    As soon  as  reasonably  practicable
after the Effective Time, Acquiror will instruct the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time evidenced outstanding shares of Target Common


Stock (other than Cancelable Shares) (the "Certificates") (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates evidencing shares of Acquiror Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock which such holder has the right to receive in respect of the shares of Target Common Stock formerly represented by such Certificate (after taking into account all shares of Target Common Stock then held by such holder), together with cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. Subject to Section 2.02(h), under no circumstances will any holder of a Certificate be entitled to receive any part of the shares of Acquiror Common Stock into which the shares of Target Common Stock were converted in the Merger until such holder shall have surrendered such Certificate. In the event of a transfer of ownership of shares of Target Common Stock which is not registered in the transfer records of the Target, the shares of Acquiror Common Stock into which such shares of Target Common Stock were converted in the Merger may be issued in accordance with this Article II to the transferee if the Certificate evidencing such shares of Target Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to evidence only the right to receive upon such surrender the certificate representing the number of whole shares of Acquiror Common Stock which the holder has the right to receive in respect of the shares of Target Common Stock formerly represented by such Certificate (after taking into account all shares of Target Common Stock then held by such holder), together with cash in lieu of fractional shares of Acquiror Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or distributions to which such holder is entitled pursuant to Section 2.02(c). Acquiror agrees, from and after the Effective Time, to treat the holders of certificates formerly representing shares of Target Common Stock as holding of record the whole number of shares of Acquiror Common Stock for purposes of voting and determinations of quorums for voting.

          (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES OF ACQUIROR COMMON STOCK. No dividends or other distributions declared or made after the Effective Time with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock into which such shares of Target Common Stock were converted in the Merger, until the holder of such Certificate shall surrender such Certificate for exchange as provided herein. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of such Certificate, in addition to the certificates representing shares of Acquiror Common Stock as provided in 2.02(b), without interest, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to the whole shares of Acquiror Common Stock evidenced by such Certificate.


          (d) NO FURTHER RIGHTS IN TARGET COMMON STOCK. All shares of Acquiror Common Stock delivered upon conversion of the shares of Target Common Stock in accordance with the terms hereof (including any cash paid or other distributions pursuant to Section 2.02(c) and (e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock.

          (e) NO FRACTIONAL SHARES. No certificates or scrip evidencing fractional shares of Acquiror Common Stock shall be issued upon the surrender for exchange of Certificates, but in lieu thereof each holder of shares of Target Common Stock who would otherwise be entitled to receive a fraction of a share of Acquiror Common Stock, after aggregating all shares of Acquiror Common Stock which such holder would be entitled to receive under Section 2.01, shall receive an amount equal to the Average Trading Price multiplied by the fraction of a share of Acquiror Common Stock to which such holder would otherwise be entitled, without interest. The "Average Trading Price" shall be the average of the closing sale prices of the Acquiror Common Stock on the New York Stock Exchange ("NYSE") or, if not listed on the NYSE, any exchange on which the Acquiror Common Stock may then be principally listed (as reported by The Wall Street Journal or, if not reported thereby, by another authoritative source) over the ten business days immediately preceding the Effective Time.

          (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the holders of Target Common Stock for one year after the Effective Time shall be delivered to Acquiror, upon demand, and, subject to Section 2.02(g), any holders of Target Common Stock who have not theretofore complied with this Article II shall thereafter look only to Acquiror for the shares of Acquiror Common Stock, any cash in lieu of fractional shares of Acquiror Common Stock and any dividends or other distributions to which they are entitled pursuant to this Section 2.02.

          (g) NO LIABILITY. Neither Acquiror nor the Surviving Corporation shall be liable to any holder of shares of Target Common Stock for any shares of Acquiror Common Stock or cash (or dividends or distributions with respect thereto) delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

          (h) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Acquiror Common Stock, cash in lieu of fractional shares of Acquiror Common Stock and unpaid dividends and distributions on shares of Acquiror Common Stock deliverable in respect thereof pursuant to this Agreement.

          SECTION 2.03. STOCK TRANSFER BOOKS. At the Effective Time, the stock transfer books of the Target shall be closed and there shall be no further registration of transfers of shares of Target Common Stock thereafter on the records of the Target. At or after the Effective Time, any Certificates presented to the Exchange Agent or Acquiror for any reason shall be converted into the right to receive shares of Acquiror Common


Stock, cash in lieu of fractional shares of Acquiror Common Stock and any dividends or other distributions to which they are entitled pursuant to
Section 2.02.

          SECTION 2.04. STOCK OPTIONS. (a) Pursuant to the Dual Drilling Company 1993 Long-Term Incentive Plan, all outstanding options issued thereunder (the "Long-Term Options") shall be surrendered as of the Effective Time, automatically and without any action on the part of the holder thereof, and the Surviving Corporation shall within two (2) Business Days following the Effective Time, pay to each holder of a Long-Term Option an amount of cash equal to (A) the excess, if any, of (i) the average of the closing prices of Acquiror Common Stock on the NYSE for the five Business Days immediately preceding the Effective Time multiplied by the Exchange Ratio over (ii) the exercise price under such Long-Term Option,
(B) multiplied by the number of shares covered by such Long-Term Option.

          (b) On or before the Effective Time, the Target will endeavor to enter into one or more agreements with the holders of all outstanding options under the Dual Drilling Company Non-Employee Director Stock Option Plan (the "Non-Employee Options" and, together with the Long-Term Options, the "Target Options"), pursuant to which such holders shall surrender all such Non-Employee Options to the Target no later than two business days prior to the Effective Time. Pursuant to each such agreement and as consideration for such surrender, the Surviving Corporation shall within two (2) Business Days following the Effective Time pay to the holder of any Non-Employee Option an amount in cash equal to (A) the excess, if any, of
(i) the average of the closing prices of Acquiror Common Stock on the NYSE for the five Business Days immediately preceding the Effective Time multiplied by the Exchange Ratio over (ii) the exercise price under such Non-Employee Option, (B) multiplied by the number of shares covered by such Non-Employee Option.

          (c) In performing its obligations pursuant to this Section 2.04, the Target shall fully comply with the terms and conditions of the Dual Drilling Company 1993 Long-Term Incentive Plan and the Dual Drilling Company Non-Employee Director Stock Option Plan.


                                ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE TARGET

          Except as set forth in the Disclosure Schedule delivered by the Target and signed by the Target and Acquiror for identification prior to the execution and delivery of this Agreement (the "Target Disclosure Schedule"), which shall identify exceptions by specific section references, the Target hereby represents and warrants to Acquiror and Acquiror Sub that:

          SECTION 3.01. ORGANIZATION AND QUALIFICATION; SUBSIDIARIES. The Target is a corporation, and each subsidiary of the Target (a "Subsidiary") is a corporation or limited partnership (or in the case of the Sime-Dual, a Malaysian company), in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Target and each Subsidiary are duly qualified or


licensed as a foreign corporation or limited partnership to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. As used in this Agreement, the term "Material Adverse Effect" means with respect to any person, any change or effect that is or is reasonably likely to be materially adverse to the financial condition, business or results of operations of such person and its subsidiaries, taken as a whole. As of the date hereof, a true and correct list of all Subsidiaries, together with the jurisdiction of organization of each Subsidiary and the percentage of the outstanding capital stock or other equity interests of each Subsidiary owned by the Company and each other Subsidiary, is set forth in Section
3.01 of  the Target  Disclosure Schedule.   Except as disclosed  in Section
3.01 of the Target Disclosure Schedule, the Target does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

          SECTION 3.02. CERTIFICATE OF INCORPORATION AND BYLAWS. The Target has heretofore furnished or made available to Acquiror a complete and correct copy of the Certificate of Incorporation and Bylaws or equivalent organizational documents, each as amended to date, of the Target and each Subsidiary. Neither the Target nor any Subsidiary is in violation of any provision of its Certificate of Incorporation, Bylaws or equivalent organizational documents.

          SECTION 3.03.   CAPITALIZATION.  The authorized capital  stock of
the Target consists of 50,000,000 shares of Target Common Stock and 10,000,000 shares of preferred stock, $.01 par value ("Target Preferred
Stock").   As of December 31,  1995 (a) 15,765,713 shares  of Target Common
Stock were issued and outstanding,  all of which are validly issued,  fully paid and nonassessable and not subject to preemptive rights, (b) 41,499 shares of Target Common Stock were held in the treasury of the Target or held by the Subsidiaries, and (c)  1,059,000 shares of Target Common  Stock were issuable pursuant to outstanding Target Options. No shares of Target Preferred Stock are issued and outstanding, and, except as set forth in
Section 3.01 of the Target Disclosure Schedule, no shares  of capital stock of, or  other equity interests in,  the Target or any  Subsidiary have been
acquired by the Target or  any Subsidiary since December 31, 1995.   Except
as set forth in Section 3.03 of the Target Disclosure Schedule and in the Target SEC Reports (as herein defined), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of, or other equity interests in, the Target or any Subsidiary obligating the Target or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Target or any Subsidiary. Between December 31, 1995 and
the date of this Agreement, no shares of Target Common Stock have been issued by the Target, except pursuant to the exercise of the stock options described above that were outstanding on December 31, 1995 in each case in accordance with their respective terms. All shares of Target Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be
duly authorized, validly issued,  fully paid and nonassessable.   There are
no outstanding contractual obligations  of the Target or any  Subsidiary to


repurchase, redeem or otherwise acquire any shares of Target Common Stock or any capital stock of, or any equity interest in, any Subsidiary. Except as described in Section 3.03 of the Target Disclosure Schedule, each outstanding share of capital stock of, or other equity interest in, each Subsidiary is duly authorized, validly issued, fully paid and nonassessable and each such share or interest owned by the Target or another Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Target's or such other Subsidiary's voting rights, charges and other encumbrances of any nature whatsoever.

          SECTION 3.04. AUTHORITY RELATIVE TO THIS AGREEMENT. The Target has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, upon the approval and adoption of this Agreement by the Target's stockholders in accordance with this Agreement and Delaware Law, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement by the Target and the consummation by the Target of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Target are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the then outstanding shares of Target Common Stock and the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law). This Agreement has been duly and validly executed and delivered by the Target and, assuming the due authorization, execution and delivery of this Agreement by Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms.

          SECTION 3.05.  NO  CONFLICT; REQUIRED FILINGS AND CONSENTS.   (a)
The execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, subject to, (x) with respect to the Merger, obtaining the requisite approval and adoption of this  Agreement by  the  Target's  stockholders  in  accordance  with  this
Agreement and Delaware Law, and (y) obtaining the consents, approvals, authorizations and permits and making the filings described in Section 3.05(b) and Section 3.05(b) of the Target Disclosure Schedule, (i) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of the Target or any Subsidiary, (ii) conflict with or  violate any  domestic (federal, state  or local)  or foreign  law,
rule,  regulation,   order,  judgment  or   decree  (collectively,  "Laws")
applicable to the Target or any Subsidiary or by which any property or asset of the Target or any Subsidiary is bound or affected, or (iii) except as specified in Section 3.05(a)(iii) of the Target Disclosure Schedule, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, unilateral amendment, acceleration or cancellation of, or give to others any right to invalidate or terminate any purchase or other right to acquire property under, or result in the creation of a lien or other encumbrance on any property or asset of the Target or any Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Target or any Subsidiary is a party or by which the Target or any Subsidiary or any property or asset of the Target or any Subsidiary is bound or affected, except for such conflicts, violations, breaches,


defaults, rights, liens and consents which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Target.

          (b) Except for notification relating to environmental agencies, the execution and delivery of this Agreement by the Target do not, and the performance of this Agreement by the Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic, foreign or supranational, except (i) pursuant to the Securities Exchange Act of 1934, as amended (the"Exchange Act"), the Securities Act of 1933, as amended (the"Securities Act"), state securities or "blue sky" laws ("Blue Sky Laws"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the United States Maritime Administration ("MARAD") and the rules and regulations promulgated thereunder, and filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law, (ii) as specified in Section 3.05(b) of the Target Disclosure Schedule and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay consummation of the Merger, or otherwise prevent the Target from timely performing its obligations under this Agreement.

          SECTION 3.06.    PERMITS; COMPLIANCE.    Except as  disclosed  in
Section 3.06 of the Target Disclosure Schedule, each of the Target and the Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any United States (federal, state or local) or foreign government, or governmental, regulatory or administrative authority, agency or commission or court of competent jurisdiction ("Governmental Authority") necessary for the Target or any Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted, except for those which the failure to possess would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect on Target (the "Target Permits") and, as of the date hereof, no suspension or cancellation of any of the Target Permits is pending or, to the knowledge of the Target, threatened. Except as disclosed in Section 3.06 of the Target Disclosure Schedule, neither the Target nor any Subsidiary is in conflict with, or in default or violation of, or, with the giving of notice or the passage of time, would be in conflict with, or in default or violation of, (i) any Law applicable to the Target or any Subsidiary or by which any property or asset of the Target or any Subsidiary is bound or affected, or (ii) any of the Target Permits.

          SECTION  3.07.   SEC  FILINGS; FINANCIAL  STATEMENTS.   (a)   The
Target has filed all forms, reports and documents required to be filed by it with the Securities and Exchange Commission (collectively, the "Target
SEC Reports").   The Target SEC  Reports (i) were prepared  in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is currently required to file any form, report or other document with the Securities and Exchange Commission ("SEC").


          (b) Each of the financial statements (including, in each case, any notes thereto) contained in the Target SEC Reports was prepared in accordance with United States generally accepted accounting principles applied on a consistent basis ("U.S. GAAP") throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with quarterly reports on Form 10-Q do not contain all U.S. GAAP notes to such financial statements) and each fairly presented in all material respects the financial position, results of operations and changes in stockholders' equity and cash flows of the Target as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect).

          (c) Except (i) to the extent set forth on the balance sheet of the Target and the consolidated Subsidiaries as at December 31, 1995, including the notes thereto (the "1995 Balance Sheet"), (ii) as set forth in Section 3.07(c) of the Target Disclosure Schedule or (iii) as disclosed in any SEC Report filed by the Target after December 31, 1995, neither the Target nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with U.S. GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1995, which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Target.

          (d) The Target has heretofore furnished to Acquiror complete and correct copies of all amendments and modifications (if any) that have not been filed by the Target with the SEC to all agreements, documents and other instruments that previously had been filed by the Target as exhibits to the Target SEC Reports and are currently in effect.

          SECTION  3.08.   ABSENCE  OF CERTAIN  CHANGES  OR EVENTS.   Since
December 31, 1995,  except as  contemplated by, or  disclosed pursuant  to, this Agreement including Section 3.08 of the Target Disclosure Schedule, or disclosed in any Target SEC Report filed since December 31, 1995 and prior to the date of this Agreement, each of the Target and the Subsidiaries has conducted its business only in the ordinary course and in a manner consistent with past practice and, since December 31, 1995, there has not been (a)  any amendment or other change to the Certificate of Incorporation or Bylaws or other  equivalent organizational documents of  the  Target  or
any  Subsidiary,  (b)   any  issuance,  sale,   pledge,  disposal,   grant,
encumbrance, or  authorization of the issuance,  sale, pledge, disposition, grant or encumbrance by  the Target or any Subsidiary of  (i) any shares of their capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such
capital  stock,  or  any  other  ownership  interest  (including,   without
limitation, any phantom interest), of the Target or any Subsidiary (except for the issuance of shares of capital stock issuable pursuant to Target Options outstanding on January 25, 1996), or (ii) any of their assets other than in the ordinary course of business consistent with past practice, (c) any declaration, setting aside, making or payment of any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of their capital stock by the Target or any Subsidiary, (d) any reclassification, combination, split or division by the Target or any


Subsidiary of any of their capital stock or redemption, purchase or other acquisition, directly or indirectly, of any of their capital stock or securities or obligations convertible into or exchangeable or exercisable for such capital stock, (e) any commitment or incurrence by the Target or any Subsidiary of any capital expenditure in excess of $500,000, (f) any mobilization of, or any agreement entered into by the Target or any Subsidiary which would provide for the mobilization of, any drilling rig to any area of the world other than such area in which such drilling rig was located on December 31, 1995, (g) any drilling contract entered into by the Target or any Subsidiary with a rate fixed for a period in excess of six months, (h) any incurrence of any indebtedness for borrowed money or issuance of any debt securities or assumption, guarantee or endorsement, or otherwise becoming responsible as an accommodation, for the obligations of any person, or making of any loans or advances, (i) acquisition by the Target or any Subsidiary (including, without limitation, by merger, consolidation or acquisition of stock or assets) of any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice, (j) any contract or agreement (other than those covered by subparagraph (g) above) entered into or amended by the Target or any Subsidiary material to their businesses, results of operations or financial condition, (k) any increase in the compensation payable or to become payable to any director, officer or other employee, or consultant or advisor, of the Target or any Subsidiary, or grant of any bonus to, or grant of any severance or termination pay to, or any employment or severance agreement entered into with, any director, officer or other employee, or consultant or advisor, of the Target or any Subsidiary or any collective bargaining agreement entered into or amended,
(l) any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund established, adopted, entered into or amended for the benefit of any director, officer or class of employees of the Target or any Subsidiary, (m) any settlement or compromise by the Target or any Subsidiary of any pending or threatened litigation which would reasonably be expected to have a Material Adverse Effect on Target or which relates to the Transactions, (n) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect, or (o) any change by the Target or any Subsidiary in its accounting methods, principles or practices.

          SECTION 3.09. ABSENCE OF LITIGATION. Section 3.09 of the Target Disclosure Schedule sets forth each instance in which any of the Target and the Subsidiaries (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the knowledge of the Target and the Subsidiaries, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, which has not otherwise been disclosed in the Target SEC Reports and which would reasonably be expected to have a Material Adverse Effect on Target. Neither the Target nor any Subsidiary nor any property or asset of the Target or any Subsidiary is in violation of any order, writ, judgment, injunction, decree, determination or award.

          SECTION 3.10.  EMPLOYEE BENEFIT MATTERS.  (a)     Set   forth  in
Section 3.10(a) of the Target Disclosure Schedule is a true, complete and correct list of (i) all "employee benefit plans" as defined in Section 3(3)


of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not subject to ERISA, and any other employee profit-sharing, bonus, incentive or deferred compensation, welfare, pension, retirement, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance, group insurance or other employee benefit plan, retiree benefit or compensation plan, program, arrangement, agreement, policy, practice or understanding, whether written or unwritten, that provides or may provide benefits or compensation with respect to any employee or former employee employed or formerly employed by the Target, or the beneficiaries or dependents of any such employee or former employee, or to any director, officer, stockholder or consultant of the Target or under which any such individual is or may become eligible to participate or derive a benefit (excluding social security, Medicare, Medicaid, national health care or any similar or analogous program or plan sponsored by a foreign or domestic governmental entity) and either (A) is or has been maintained or established by the Target or any other trade or business, whether or not incorporated, which, together with the Target is or would have been at any date of determination occurring within the preceding six years treated as a single employer under Section 414 of the Code or Section 4001(b)(1) of ERISA (such other trades and businesses collectively, the "Related Persons"), or (B) to which the Target or any Related Person contributes or is or has been obligated or required to contribute or, to the Target's knowledge, with respect to which the Target or any Related Person may have any liability or obligation (collectively, the "Plans") which are not disclosed in the Target SEC Reports and (ii) all written contracts and agreements relating to employment and all severance agreements with any of the directors, officers or employees of the Target or the Subsidiaries (other than, in each case, any such contract or agreement that is terminable by the Target or any Subsidiary at will without penalty or other adverse consequence) (the "Target Employment Contracts") which are not disclosed in the Target SEC Reports. Except as set forth in Section 3.10(a) of the Target Disclosure Schedule and the Target SEC Reports and except for any liabilities arising out of any defects that are or will be the subject of the procedures or submissions described in Section 6.13(a), 6.13(m) and 6.13(n), to the knowledge of the Target and the Related Persons, there are no material liabilities, including fines and penalties of the Target or any Subsidiary, with respect to any plans, arrangements or practices of the type described in the preceding sentence that were terminated or discontinued prior to the date of this Agreement and previously maintained or contributed to by the Target or any Related Person, or to which the Target or any Related Person previously had an obligation to contribute.

     (b) Section 3.10(b) of the Target Disclosure Schedule sets forth the name of each officer or employee of the Target or any of the Subsidiaries with a current annual base compensation greater than $100,000 and the annual base compensation applicable to each such officer or employee.

     (c) The Target previously has delivered to Acquiror complete and correct copies of each of the Plans and Target Employment Contracts, including all amendments thereto, and any other documents or other instruments applying and relating thereto that are reasonably requested by
Acquiror,  including  descriptions  of  all  unwritten  Plans;  all   trust
agreements, insurance contracts or other funding arrangements; the three most recent actuarial and trust reports; the three most recently filed
Forms  5500 and all schedules thereto; the most recent determination letter


from the Internal Revenue Service ("IRS"); any documents submitted to the IRS concerning a pending request for a determination letter; current summary plan descriptions; all material communications received from or sent to the IRS, the Pension Benefit Guaranty Corporation ("PBGC") or the Department of Labor during the three-year period preceding the Effective Time (including a written description of any oral communication) that could reasonably be expected to result in material liability or obligation on the part of the Target or any Subsidiary or disqualification of any Plan intended to be qualified under Section 401(a) of the Code; and all amendments and modifications to any such document.

     (d) Except as set forth in Section 3.10(d) of the Target Disclosure Schedule, (i) each of the Plans and Target Employment Contracts is being, and has been, maintained, operated and administered in all material respects in accordance with its respective terms, (ii) each of the Plans and Target Employment Contracts has been maintained, operated and administered in all material respects in compliance with all applicable laws, including but not limited to the Age Discrimination in Employment Act, as amended, Title X of the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended, ERISA and the Code, and (iii) no material liability or obligation has been incurred (and is unsatisfied) or is expected to be incurred by the Target or any Subsidiary (either directly or indirectly, including as a result of an indemnification obligation, but excluding the penalties that are or will be payable pursuant to Section 6.13(a), (m) and (n)) under or pursuant to any applicable law, including Titles I and IV of ERISA and the penalty, excise tax or joint and several liability provisions of the Code relating to employee benefit plans.

     (e) The Target and the Related Persons have not within the past six years had an obligation to contribute to a qualified "defined benefit plan" as defined in Section 3(35) of ERISA and covered by Part 3 of Title I of ERISA, a pension plan subject to the minimum funding standards of Section
302 of ERISA or Section 412 of the Code, or a "multiemployer plan" as defined in Section 3(37) of and covered by ERISA or Section 414(f) of the Code or a "multiple employer plan" within the meaning of Section 210(a) of and covered by ERISA or Section 413(c) of the Code. Except as set forth in
Section 3.10(e) of Target Disclosure Schedule, no other trade or business is, or, at any time within the past six years, has been treated, together with the Target and the Related Persons, as a single employer under Section 414 of the Code or Section 4001 of ERISA.

     (f) Except with respect to those defects which are or will be the subject of the procedures and submissions described in Section 6.13(a), each Plan  intended to be qualified  under Section 401(a) of  the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and  to the  effect that  each  such trust  is exempt  from taxation  under
Section  501(a) of  the  Code or  an  application for  determination  under
Section 401(a) of the Code has been submitted to the IRS prior to the expiration of the applicable remedial amendment period, all amendments necessary to maintain qualification of each such Plan have been made within the  time allowed by the Code and ERISA and, to the knowledge of the Target and  all Related  Persons, no event  has occurred or  condition exists that could adversely  affect  such  determination  or  pending  application  for
determination  of   qualification  or  tax-exempt  status,   including  any
compliance problems resulting from failures to follow the terms of the plan documents for any Plan, and no such determination has been revoked and no


application for determination has been denied, nor has any Plan been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification or materially increase its costs.

     (g) Except as set forth in Section 3.10(g) of the Target Disclosure Schedule, to the knowledge of the Target and all Related Persons, there have been no prohibited transactions as defined in Section 406 of ERISA or
Section 4975 of the Code or breaches of any of the duties imposed on "fiduciaries" (within the meaning of Section 3(21) of ERISA) by ERISA with respect to the Plans that could result in the Target or any Subsidiary becoming liable directly or indirectly (by indemnification or otherwise) for any material liability for any excise tax, penalty or other liability under ERISA or the Code.

     (h) Except as set forth in Section 3.10(h) of the Target Disclosure Schedule and except with respect to liabilities arising out of any defects that are or will be the subject of the procedures or submissions described in Section 6.13(a), 6.13(m) and 6.13(n), there are no actions, suits, arbitrations or claims (other than routine claims for benefits), pending or, to the knowledge of the Target or any Related Person, threatened, with respect to any Plan or Target Employment Contract, any trust which is a part of any Plan or Target Employment Contract, any trustee, fiduciary, custodian, administrator or other person holding or controlling assets of any Plan or Target Employment Contract, and, to the knowledge of the Target and all Related Persons, no basis to anticipate any such action, suit, arbitration or claim exists (other than routine claims for benefits), and there are no investigations or audits of any Plan or Target Employment Contract by any governmental authority currently pending and there have been no such investigations or audits that have been concluded that resulted in any liability of the Target or any Related Person that has not been fully discharged. Except with respect to the procedure and submission described in Section 6.13(a) hereof, no closing agreement with the IRS is being, or has been, negotiated with respect to any Plan, and no Plan has been submitted to the IRS pursuant to the Voluntary Compliance Resolution Program as described in Revenue Procedures 92-89 and 93-36.

     (i) Except as set forth in Section 3.10(i), there are no unpaid or overdue (i) insurance premiums required to be paid with respect to, (ii) benefits, expenses, and other amounts due and payable under, and (iii) contributions, transfers or payments required to be made to, any Plan or Target Employment Contract have been made on or before their due dates. With respect to any insurance policy providing funding for benefits under any Plan or Target Employment Contract (i) there is no material liability of the Target or any Related Person in the nature of a retroactive or retrospective rate adjustment, loss sharing arrangement, or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated on the date hereof except as set forth in
Section 3.10(i) of the Target Disclosure Schedule, and (ii) to the knowledge of the Target and all Related Persons, no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and no such proceedings with respect to any insurer are imminent.

     (j) With respect to any Plan that is an "employee welfare benefit plan" as defined in Section 3(1) of ERISA, except as disclosed in Section 3.10(j) of the Target Disclosure Schedule, (i) no such Plan is unfunded or


funded through a "welfare benefit fund", as such term is defined in Section 419(e) of the Code, (ii) to the knowledge of the Target and all Related Persons, each such Plan that is a "group health plan", as such term is defined in Section 5000(b)(1) of the Code, is in compliance in all material respects with the applicable requirements of Section 4980B(f) of the Code, and (iii) to the knowledge of the Target and all Related Persons, each such Plan (including any such Plan covering retirees or former employees) may be amended or terminated subject to the provisions of any applicable collective bargaining agreement, without material liability to the Target and the Subsidiaries.

     (k) Section 3.10(k) of the Target Disclosure Schedule contains a separate identification of each Plan and Target Employment Contract other than those set forth in Section 3.10(l) of the Target Disclosure Schedule that provides benefits, including, without limitation, death or medical benefits, beyond termination of employment or retirement other than (i) coverage mandated by law, (ii) death or retirement benefits under any qualified Plan, (iii) deferred compensation benefits fully reflected on the 1995 Balance Sheet or (iv) benefits, the full cost of which is borne by the employee (or the employee's beneficiary) (the "Post-Employment Benefits"); such balance sheets accurately reflect the liabilities relating to the Post-Employment Benefits and an actuarial study of the Post-Employment Benefits has been delivered to Acquiror.

     (l) Except as set forth in Section 3.10(l) of the Target Disclosure Schedule, the execution, delivery and performance of this Agreement will not, solely in and of itself and without regard to any subsequent events,
(i) constitute an event under any Plan or Target Employment Contract that will result in any payment (whether of severance pay or otherwise) becoming due from the Target or any Related Person to any present or former officer, employee, director, stockholder or consultant (or dependents), (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any present or former officer, employee, director, stockholder or consultant of the Target or any Related Person, or (iii) constitute a "deemed severance" or "deemed termination" under any Plan or Target Employment Contract or under any applicable law.

     (m) Neither the Target nor any Related Person has any obligation in connection with any Plan pursuant to the terms of a collective bargaining agreement.

     (n) The Target and all Related Persons have made or will make all contributions required under GAAP to be made by the Target or any Related Person under each Plan and Target Employment Contract for all periods through and including the Effective Time or adequate accruals therefor have been or will be provided.

     (o) Except as otherwise provided in Section 3.10(o) of the Target Disclosure Schedule and except with respect to the submissions and filings contemplated by Section 6.13(a), 6.13(m) and 6.13(n) hereof, all returns, reports and filings required by any governmental agency or which must be furnished to any person with respect to each of the Plans and Target Employment Contracts have been timely filed or furnished. The Target and all Subsidiaries shall cooperate in full with Acquiror with any reasonably necessary action to ensure compliance with any federal or state law applicable to the Plans and Target Employment Contracts, whether such action occurs prior to, on, or after the Effective Time.


     (p) Except as set forth in Section 3.10(p) of the Target Disclosure Schedule and except as provided in Section 6.13(a), the Target and the Related Persons have not agreed or committed (orally or in writing) to make any amendments to any Plan or Target Employment Contract not already embodied in the documents comprising the Plans and Target Employment Contracts, other than any amendments required by law, or to establish or implement any other employee or retiree benefit or compensation arrangement.

     (q) To the knowledge of Target and all Related Persons, the Target and the Subsidiaries have not incurred any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and, to the knowledge of Target, no fact or event exists that could give rise to liability under such act, except for such occurrences, noncompliances and liabilities as would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 3.11. LABOR MATTERS. Neither the Target nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Target or any Subsidiary.

          SECTION 3.12. INTELLECTUAL PROPERTY. Target and the Subsidiaries own or have valid, binding and enforceable rights to use each patent, invention, industrial model, process, design and all registrations and applications for any of the foregoing used, employed or exploited in the business of the Target or any Subsidiary without any known conflict with the rights of others.

          SECTION  3.13.    TAXES.    (a)  The  Target  and  each  of   the
Subsidiaries have (i) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions) and all of such returns were true and correct in all material respects when filed and in compliance with applicable law, (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 3.13(a) of the Target Disclosure Schedule, neither the Internal Revenue Service nor any other federal, state, local or foreign taxing authority has asserted any claim for taxes, or to the best knowledge of the Target, is threatening to assert any claims for taxes, which claims, individually or in the aggregate, could have a Material Adverse Effect.
The Target has open years for federal, state and foreign income tax returns only as set forth in Section 3.13(a) of the Target Disclosure Schedule.
The Target and each Subsidiary have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts which would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Target nor any Subsidiary has made an election under Section 341(f) of the Code. There are no liens for taxes upon the assets of the Target or any Subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the


aggregate, have a Material Adverse Effect. Target and each Subsidiary have complied with all federal, state, local and foreign tax laws in all material respects. Except as disclosed in Section 3.13(a) of the Target Disclosure Schedule, neither the Target nor any Subsidiary (i) has executed any waiver to extend the time for assessment of any federal, state, local or foreign tax, or (ii) filed, or has pending, any request or application for ruling, whether federal, state, local or foreign.

          (b) Neither the Target nor any Subsidiary has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

          (c) The 1995 Balance Sheet includes appropriate reserves for all federal, state, local and foreign taxes and other liabilities incurred as of such date but not yet payable.

          (d) The net operating losses and other carryovers available to the Target and each Subsidiary as of the date hereof are described in
Section 3.13 of the Target Disclosure Schedule and as of the date hereof the ability of Target and each Subsidiary to use such carryovers will not have been affected by Section 382, 383 or 384 of the Code or by the separate return limitation year or consolidated return change of ownership limitations of Treas. Regs. Section 1.1502-21 or 1.1502.22.

          (e) Neither Target or any Subsidiary is a U. S. real property holding company under Section 897 of the Code.

          SECTION 3.14. ENVIRONMENTAL MATTERS. (a) For purposes of this Agreement, the following terms shall have the following meanings: (i) "Hazardous Substances" means (A) those substances defined in or regulated under the following federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the
Hazardous  Materials  Transportation  Act, the  Resource  Conservation  and
Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act, the Toxic Substances Control Act and the Clean Air Act; (B) petroleum and petroleum products, byproducts and breakdown products including crude oil and any fractions thereof; (C) natural gas, synthetic gas, and any mixtures thereof; (D) polychlorinated biphenyls; (E) any other chemicals, materials or substances defined or regulated as toxic or hazardous or as a pollutant or contaminant or as a waste under any applicable Environmental Law; and
(F) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Laws" means any federal, state, foreign, or local law, rule or regulation, now or hereafter in effect and as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment, health, safety or natural resources, including without limitation, those relating to (A) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances or (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances.


          (b) Except as described in Section 3.14 of the Target Disclosure Schedule or as would not individually or in the aggregate result in or be likely to result in any fine, tax, assessment, penalty, loss, cost, damage, liability, expense or other payment related thereto in excess of $250,000:
(i) the Target and each Subsidiary are and have been in compliance with all applicable Environmental Laws; (ii) the Target and each Subsidiary have obtained all permits, approvals, identification numbers, licenses or other authorizations required under any applicable Environmental Laws ("Environmental Permits") and are and have been in compliance with their requirements; (iii) such Environmental Permits are transferable to the Surviving Corporation pursuant to the Merger without the consent of any Governmental Authority; (iv) there are no underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Substances are being or have been treated, stored or disposed of on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target or any Subsidiary; (v) there is, to the best knowledge of the Target, no asbestos or asbestos-containing material on any owned or leased real property in violation of applicable Environmental Laws; (vi) the Target and the Subsidiaries have not released, discharged or disposed of Hazardous Substances on any owned or leased real property or on any real property formerly owned, leased or occupied by the Target or any Subsidiary in an amount requiring remediation and none of such property is contaminated with any Hazardous Substances in an amount requiring remediation; (vii) other than routine operational matters neither the Target nor any of the
Subsidiaries is undertaking, and neither the Target nor any of the Subsidiaries has completed, any investigation or assessment or remedial or response action relating to any such release, discharge or disposal of or contamination with Hazardous Substances at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; (viii) there are no pending or, to the knowledge of Target, past or threatened actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to Environmental Laws, any Environmental Permits or any Hazardous Substances ("Environmental Claims") against the Target or any Subsidiary or any of their property, and there are no circumstances that can reasonably be expected to form the basis of any such Environmental Claim, including without limitation with respect to any off-site disposal location presently or formerly used by the Target or any Subsidiaries or any of their predecessors; and (ix) the Target and each Subsidiary have satisfied and are currently in compliance with all financial responsibility requirements applicable to their operations and imposed by the U.S. Coast Guard or Minerals Management Service pursuant to the Oil Pollution Act of 1990, as amended, or by any other governmental authority under any other Environmental Law, and the Target and the Subsidiaries have not received any notice of noncompliance with any such financial responsibility requirements.

          (c) The Target and the Subsidiaries have provided Acquiror or Acquiror Sub with copies of any environmental reports, studies or analyses in its possession or under its control relating to owned or leased real property or the operations of the Target or the Subsidiaries.

          SECTION  3.15.   OPINION OF  FINANCIAL ADVISOR.   The  Target has
received the written opinion of Simmons & Company International ("Target Banker") on the date of this Agreement to the effect that the consideration


to be paid by Acquiror in the Merger is fair from a financial point of view to the Target's stockholders as of the date thereof. A copy of the Target Banker engagement letter, dated October 17, 1995, has previously been delivered to Acquiror.

          SECTION 3.16. VOTE REQUIRED. The affirmative vote of the holders of a majority of the then outstanding shares of Target Common Stock is the only vote of the holders of any class or series of capital stock of the Target necessary to approve the Merger.

          SECTION 3.17. BROKERS. No broker, finder or investment banker (other than Target Banker) is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Target or any Subsidiary. The Target has heretofore furnished to Acquiror a correct copy of all agreements between the Target and Target Banker pursuant to which such firm would be entitled to any payment relating to the Transactions. The total fee due to Target Banker as a result of the Transactions, including expenses, shall not exceed $3,000,000.

          SECTION   3.18.    TANGIBLE   PROPERTY.    The   Target  and  its
Subsidiaries have good and marketable title to, or a valid leasehold interest in, the properties and assets used by them or shown on the 1995 Balance Sheet or acquired after the date thereof, other than all drilling rigs owned, leased, chartered or managed by the Target or any Subsidiary on the date hereof (the "Target Drilling Rigs"), are free and clear of any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialmen's, and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) liens and encumbrances identified and reflected on the 1995 Balance Sheet, except for properties and assets disposed of in the ordinary course of business.

          SECTION 3.19. BAREBOAT CHARTER. Target has exercised in accordance with the terms of that certain Bareboat Charter dated March 15, 1991 between Balboa Marine Limited Partnership and Dual Offshore, Ltd., as amended, its option for the First Option Term (as defined therein) and the First Option Term shall expire on September 4, 1996. Neither Mosvold Shipping AS nor Dual Invest AS nor any of either of their affiliates (other than Target and the Subsidiaries) has any right, title or interest (including profits interest) in or with respect to such bareboat charter agreement.

          SECTION  3.20.  MATERIAL CONTRACTS.   Section 3.20  of the Target
Disclosure Schedule lists each contract which (i) is required by its terms or is currently expected to result in the payment or receipt by the Target or any Subsidiary of more than $500,000 and which is not terminable by the Target without the payment of any penalty or fine on not more than three months' notice, or (ii) contains any terms or provisions which restrict, or would restrict if terminated, the ability of the Target or any Subsidiary from the operation, charter, leasing or operation of offshore drilling rigs in any geographic area of the world without the consent or joint participation of, or payment of any kind to, a third party (a "Material Contract") to which the Target or any Subsidiary is a party, other than contracts which have been filed as an exhibit to or have been incorporated


by reference in any Target SEC Report. Each Material Contract is in full force and effect and, to the knowledge of Target, is enforceable against the parties thereto (other than the Target or any such Subsidiary) in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a default by the Target or any Subsidiary or, to the best knowledge of the Target, any third party under such Material Contracts, except for such defaults which individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect on Target. The Target or the applicable Subsidiary has duly complied in all material respects with the provisions of each Material Contract to which it is a party.

          SECTION 3.21.    PARACHUTE  PAYMENTS.   Except  as  disclosed  in
Section 3.21 of the Target Disclosure Schedule, neither the Target nor any Subsidiary has entered into any agreement that would result in the making of "parachute payments," as defined in Section 280G of the Code, to any person and none of such agreements requires the Target or any Subsidiary to gross-up or otherwise pay the amount of any taxes due in respect of such parachute payments.

          SECTION 3.22. CERTAIN BUSINESS PRACTICES. As of the date of this Agreement, neither the Target nor any Subsidiary, nor any director, officer, or, to the knowledge of the Target, any agent or employee of the Target or any Subsidiary has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, (iii) made any other unlawful payment, or (iv) violated any of the provisions of Section 999 of the Code or Section 8 of the Export Administration Act, as amended.

          SECTION 3.23 REAL PROPERTY AND LEASES. (a) Section 3.23 of the Target Disclosure Schedule lists and describes briefly all real property that any of the Target and each Subsidiary owns. With respect to each such parcel of owned real property and except as noted in Section 3.23 of the
Target Disclosure Schedule: (i) the identified owner has good and marketable title to the parcel of real property, free and clear of any liens or encumbrances, easement, covenant, or other restriction, except for installments of special assessments not yet delinquent, recorded easements, covenants, and other restrictions, and utility easements, building restrictions, zoning restrictions, and other easements and restrictions existing generally with respect to properties of a similar character which do not affect materially and adversely the current use, occupancy, or value, or the marketability of title, of the property subject thereto; (ii) there are no leases, subleases, licenses, concessions, or other agreements, written or oral, granting to any party or parties the right of use or occupancy of any portion of the parcel of real property; and (iii) there are no outstanding options or rights of first refusal to purchase, lease or occupy the parcel of real property, or any portion thereof or interest therein.

     (b)  Section  3.23  of  the  Target  Disclosure  Schedule  lists   and
describes briefly all real property leased or subleased to any of the Target and any Subsidiary. With respect to each lease and sublease (i) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects; (ii) to the knowledge of Target, no


party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder; (iii) to the knowledge of Target, no party to the lease or sublease has repudiated any material provision thereof; (iv) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (v) none of the Target or any Subsidiary has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and (vi) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

          SECTION 3.24. INSURANCE. Section 3.24 of the Target Disclosure Schedule sets forth a list of each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any of the Target or any Subsidiary has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past three years. With respect to each such insurance policy designated as "current": (i) the policy is in full force and effect; (ii) Target has not received notice from any insurance carrier of the intention of such carrier to discontinue any such policy;
(iii) neither any of the Target or any Subsidiary nor, to the knowledge of Target, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (iv) no party to the policy has repudiated any provision thereof. Section 3.24 of the Target Disclosure Schedule lists any self-insurance arrangements affecting any of the Target and the Subsidiaries. All material assets and risks of the Target and each Subsidiary are covered by valid and currently effective insurance policies in such types and amounts as are consistent with customary practices and standards of companies engaged in businesses and operations similar to those of the Target or such Subsidiary.

          SECTION 3.25.  ACCOUNTING AND TAX MATTERS.    (a) Except  as  set
forth in Section 3.25(a) of the Target Disclosure Schedule, the Target has no knowledge of any plan or intention on the part of the Target's stockholders (a "Stockholder Plan") to engage in a sale, exchange, transfer, distribution (including, without limitation, a distribution by a partnership to its partners or by a corporation to its stockholders), pledge, disposition or any other transaction which results in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of a number of shares of Acquiror Common Stock to be issued to such stockholders in the Merger, sufficient to reduce the Target's stockholders' ownership of Acquiror Common Stock to a number of shares having an aggregate fair market value, as of the Effective Time of the Merger, of less than fifty percent (50%) of the aggregate fair market value, immediately prior to the Merger, of all outstanding shares of Target Common Stock. For purposes of this paragraph, shares of Target Common Stock (i) with respect to which a Target stockholder receives consideration in the Merger other than Acquiror Common Stock (including, without limitation, cash received in lieu of fractional shares of Acquiror Common Stock) and/or
(ii) with respect to which a Sale  occurs prior to and in contemplation  of


the Merger, shall be considered shares of outstanding Target Common Stock exchanged for Acquiror Common Stock in the Merger and then disposed of pursuant to a Stockholder Plan.

          (b) Neither the Target nor any Subsidiary is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

          (c) As of the Effective Time, the fair market value of the assets of the Target and the Subsidiaries will exceed the sum of its liabilities, plus the amount of other liabilities, if any, to which its assets are subject.

          (d)  Neither  the   Target  nor  any  Subsidiary   is  under  the
jurisdiction of a court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

          SECTION 3.26. BOARD RECOMMENDATION. At a meeting duly called and held in compliance with Delaware Law, the Board of Directors of the Target has unanimously adopted a resolution (i) approving the Merger, based on a determination that the Merger offers the best value reasonably available to the stockholders of Target and is in the best interests of such Target stockholders and (ii) approving and adopting this Agreement and the Transactions and recommending approval and adoption of this Agreement and the Transactions by the stockholders of the Target.

          SECTION 3.27.  CHANGE IN CONTROL.  Except as set forth in Section
3.27 of the Target Disclosure Schedule, neither the Target nor any Subsidiary is a party to any contract, agreement or understanding which contains a "change in control," "potential change in control" or similar provision. Except as set forth in Section 3.27 of the Target Disclosure Schedule, the consummation of the Transactions will not (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from the Target or any Subsidiary to any person.

          SECTION 3.28. TARGET DRILLING RIGS. (a) Section 3.28 of the Target Disclosure Schedule sets forth a list of the Target Drilling Rigs and, if applicable, the name of the nation under which each drilling rig is documented and flagged and indicates all drilling rigs that are laid up or being held for sale on the date hereof. With respect to the owned Target Drilling Rigs, the Target or a Subsidiary has good title to each such drilling rig, free and clear of all mortgages, pledges, liens, encumbrances, charges, or other security interests except for such as are disclosed in Section 3.28 of the Target Disclosure Schedule and in the Target SEC Reports.

     (b) With respect to each Target Drilling Rig that is operated by the Target or any Subsidiary under lease or charter, (i) the Target or such Subsidiary has a valid right to charter or a valid leasehold interest in such drilling  rig; (ii) such charter  agreement or lease is  in full force and effect in accordance with its terms; (iii) all  rents, charter payments and  other  similar  monetary amounts  that  have  become  due and  payable
thereunder   have  been  paid  in  full;  (iv)  no  waiver,  indulgence  or postponement of the obligations thereunder has been granted by the other party thereof; (v) there exists no material default (or an event that, with notice or lapse of time or both would constitute a material default) on the part of the Target, or to the knowledge of the Target, any other person


under such charter agreement or lease; (vi) the Target or such Subsidiary has not violated any of the terms or conditions under any such charter agreement or lease and to the knowledge of the Target there are no conditions or covenants to be observed or performed by any other party under such charter agreement or lease that have not been observed or performed in all material respects; and (vii) the transactions described in this Agreement will not constitute a default under or cause for termination or modification of any terms of such charter agreement or lease.

     (c) Section 3.28 of the Target Disclosure Schedule contains a list of all leases or charters providing for the use by the Target or any Subsidiary of a Target Drilling Rig. Complete and correct copies of each lease or charter have been delivered to Acquiror.

     (d) With respect to each Target Drilling Rig: (i) if applicable, such Target Drilling Rig is lawfully documented under the flag of the nation listed on Section 3.28 of the Target Disclosure Schedule for such Target Drilling Rig; (ii) if applicable, such Target Drilling Rig is afloat and in satisfactory operating condition for charter hire; (iii) such Target Drilling Rig holds in full force and effect all certificates, licenses, permits and rights required for operation in the manner drilling rigs of its kind are being operated in the geographical area in which such Target Drilling Rig is presently being operated which the failure to hold would reasonably be expected to have a Material Adverse Effect on Target; (iv) no event has occurred and no condition exists that would endanger the maintenance of the classification of such Target Drilling Rig, (v) such Target Drilling Rig which is a jack-up drilling rig is considered by the American Bureau of Shipping to be in class as a Maltese Cross A1 Self-Elevating Drilling Unit and free of any recommendations and average damages affecting class, and (vi) there exists no outstanding requirements or recommendations resulting from any inspections by, or rules or regulations of, the U.S. Coast Guard, the U.S. Minerals Management Service, the U.S. Occupational Safety and Health Administration, or any nation under which any of the Target Drilling Rigs are flagged which would reasonably be expected to have a Material Adverse Effect on Target.

     (e) Section 3.28 of the Target Disclosure Schedule contains a list of the geographical location in which each Target Drilling Rig is being operated as of the date hereof. Each Target Drilling Rig can be removed from such geographical location and transported to the United States without the payment, liability or imposition of any material tax, duty, impost or other payment of any kind to any foreign governmental authority.

     SECTION 3.29.  SIME-DUAL SDN BHD.  Section   3.29    of   the   Target
Disclosure  Schedule lists all agreements in respect of  Sime-Dual Drilling
Sdn Bhd, a Malaysian company ("Sime-Dual").  Target represents and warrants that (i) the Shareholders Agreement dated  October 24, 1994 by and among SD
Holdings Berhad, a  Malaysian company  ("SD"), Target and   Sime-Dual  (the
"Original Agreement"), as amended pursuant to that certain First Amendment to the Shareholders Agreement dated June 5, 1995 by and among SD, Sime
Darby Drilling Sdn Bhd, a Malaysian company ("SDD"), Target,  DAI and Sime-
Dual (the "First Amendment") (the Original Agreement and the First Amendment are collectively referred to as, the "Shareholders Agreement") has not been amended (other than the First Amendment) and remains in full force and effect and to the knowledge of the Target there exists no Event of Default (as defined in the Shareholders Agreement), or facts or events which with the passage of time or the giving or notice would constitute an


Event of Default, and no waivers of performance have been granted by Target or DAI of any of SD's or SDD's obligations thereunder, (ii) neither a Dual Triggering Event or a SD Triggering Event (as those terms are defined in the Shareholders Agreement) has occurred, (iii) there have been no guaranties given by either Target or, to the knowledge of the Target, SDD as described in Sub-Clause 6.3 of the First Amendment, (iv) there have been no notices provided by SDD or SD to trigger the put option described in Clause 19.5 of the Original Agreement, (v) the Joint Operating Agreement dated June 5, 1995 by and among SDD and DAI (the "Joint Operating Agreement") has not been amended and remains in full force and effect and to the knowledge of the Target there exists no material defaults, or facts or events which with the passage of time or the giving or notice would constitute a material default, and no waivers of performance have been granted by Target or DAI of any of SD's or SDD's obligations thereunder,
(vi) no Sale Notice (as defined in the Joint Operating Agreement) has been given by DAI or SDD, and (vii) the Joint Bareboat Charter Agreement dated June 5, 1995 by and among SDD, DAI and Sime-Dual (the "Joint Bareboat Charter") has not been amended and remains in full force and effect and to the knowledge of the Target there exists no material defaults, or facts or events which with the passage of time or the giving or notice would constitute a material default, and no waivers of performance have been granted by Sime-Dual of any of SDD's or DAI's obligations thereunder.

     SECTION 3.30. ACCOUNTS RECEIVABLE. All of the accounts receivable reflected in the 1995 Balance Sheet or created thereafter to the best of the Target s knowledge are valid receivables subject to no setoffs or counterclaims, are current and collectible and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth in the 1995 Balance Sheet as adjusted for operations and transactions through the Effective Time in accordance with the past custom and practice of the Target and the Subsidiaries.


                                 ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF ACQUIROR
                              AND ACQUIROR SUB

          Except as set forth in the Disclosure Schedules delivered by Acquiror to the Target and signed by the Target and Acquiror for identification prior to the execution and delivery of this Agreement (the "Acquiror Disclosure Schedules"), which shall identify exceptions by specific section references, Acquiror and Acquiror Sub hereby, jointly and severally, represent and warrant to the Target that:

          SECTION   4.01.     CORPORATE  ORGANIZATION   AND  QUALIFICATION.
Acquiror and Acquiror Sub are corporations duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation and have the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate their properties and to carry on their respective businesses as they are now being conducted, except where the failure to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and Acquiror Sub are duly qualified or licensed as a foreign corporation to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their respective businesses makes such


qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing as would not, individually or in the aggregate, have a Material Adverse Effect.

          SECTION 4.02. CERTIFICATE OF INCORPORATION AND BYLAWS. Acquiror has heretofore furnished or made available to the Target a complete and correct copy of the Certificate of Incorporation and Bylaws of Acquiror, and the Certificate of Incorporation and Bylaws of Acquiror Sub, each as amended to date. Neither Acquiror nor Acquiror Sub is in violation of any provision of its Certificate of Incorporation or Bylaws.

          SECTION 4.03. CAPITALIZATION. As of the date of this Agreement, the authorized capital stock of Acquiror consists of 125,000,000 shares of Acquiror Common Stock, 5,000,000 shares of First Preferred Stock, $1.00 par value, and 15,000,000 shares of Serial Preferred Stock, $1.00 par value, 1,250,000 of which have been designated as Series A Junior Participating Preferred Stock (collectively, "Acquiror Preferred Stock"). As of December 31, 1995, (a) 60,605,772 shares of Acquiror Common Stock were issued and outstanding, all of which were validly issued, fully paid and nonassessable, (b) 6,285,448 shares of Acquiror Common Stock were held in the treasury of Acquiror, (c) 1,120,850 shares of Acquiror Common Stock were reserved for future issuance pursuant to outstanding stock options granted pursuant to Acquiror's stock option plan, and (d) no shares of Acquiror Preferred Stock were outstanding. The authorized capital stock of Acquiror Sub consists of 10,000 shares of Acquiror Sub Common Stock, of which, as of the date of this Agreement, 1,000 shares are issued and outstanding and held by Acquiror. Except as contemplated by this Agreement or that certain Rights Agreement (herein so called) dated February 21, 1995 or as set forth in Section 4.03 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports, as of the date of this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Acquiror or any subsidiary of Acquiror, including Acquiror Sub ("Acquiror Subsidiary"), obligating Acquiror or any Acquiror Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Acquiror or any Acquiror Subsidiary. Between December 31, 1995 and the date of this Agreement, no shares of Acquiror Common Stock have been issued by Acquiror, except pursuant to the options, warrants or other rights, agreements, arrangements and commitments described in this Section 4.03 or Section 4.03 of the Acquiror Disclosure Schedule, in each case, in accordance with their respective terms. There are no outstanding contractual obligations of Acquiror or any Acquiror Subsidiary to repurchase, redeem or otherwise acquire any shares of Acquiror Common Stock, or any capital stock of, or any equity interests in, any Acquiror Subsidiary. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Acquiror's Certificate of Incorporation or Bylaws or any agreement to which Acquiror is a party or by which Acquiror is bound and will, when issued, except with respect to shares to be issued to Dual Invest AS, be registered under the Securities Act and the Exchange Act and registered or exempt from registration under applicable Blue Sky Laws.

          SECTION 4.04.   AUTHORITY RELATIVE  TO THIS AGREEMENT.   Each  of
Acquiror and Acquiror Sub has all necessary corporate power and authority to execute and deliver this Agreement and, with respect to the Merger, to perform its obligations hereunder and to consummate the Transactions. The


execution and delivery of this Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the issuance of Acquiror Common Stock pursuant to the Merger, the applicable rules and regulations of NYSE, and with respect to the Merger, the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law). This Agreement has been duly and validly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery of this Agreement by the Target, constitutes a legal, valid and binding obligation of each of Acquiror and Acquiror Sub enforceable against each of Acquiror and Acquiror Sub in accordance with its terms.

          SECTION 4.05. NO CONFLICT; REQUIRED FILINGS AND CONSENTS. (a) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, subject to obtaining the consents, approvals, authorizations and permits and making the filings described in Section 4.05(b) and Section 4.05(b) of the Acquiror Disclosure Schedule, (i) conflict with or violate the Certificate of Incorporation or Bylaws of either Acquiror or any Acquiror Subsidiary, (ii) conflict with or violate any Law applicable to Acquiror or any Acquiror Subsidiary or by which any property or asset of any of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Acquiror or any Acquiror Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror or any Acquiror Subsidiary or any property or asset of any of them is bound or affected, except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect on Acquiror or prevent Acquiror and Acquiror Sub from timely performing their respective obligations under this Agreement and consummating the Transactions.

          (b) The execution and delivery of this Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit  of,  or  filing  with  or  notification  to,  any  governmental  or regulatory authority, domestic or foreign, except (i) pursuant to the Exchange Act, the Securities Act, Blue Sky Laws and the HSR Act and filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law, (ii) as specified in Section 4.05(b) of the Acquiror Disclosure Schedule, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not have a Material Adverse Effect on Acquiror and would not prevent or delay consummation of the Transactions, or otherwise prevent Acquiror or Acquiror Sub from performing their respective obligations under this Agreement.

          SECTION 4.06. SEC FILINGS; FINANCIAL STATEMENTS. (a) Acquiror has filed all forms, reports and documents required to be filed by it with


the SEC since December 31, 1992 (collectively, the "Acquiror SEC Reports"). The Acquiror SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed (or at the effective date thereof in the case of registration statements), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Acquiror Subsidiary is currently required to file any form, report or other document with the SEC under Section 12 of the Exchange Act.

          (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Acquiror SEC Reports was prepared in accordance with U.S. GAAP throughout the periods indicated (except as may be indicated in the notes thereto and except that financial statements included with interim reports do not contain all U.S. GAAP notes to such financial statements) and each fairly presented in all material respects the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of Acquiror and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which were not and are not expected, individually or in the aggregate, to have a Material Adverse Effect on Acquiror).

          SECTION 4.07. ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1995, except as contemplated by, or disclosed pursuant to, this Agreement including Section 4.07 of the Acquiror Disclosure Schedule, or disclosed in any Acquiror SEC Report filed since December 31, 1995 and prior to the date of this Agreement, Acquiror and each Acquiror Subsidiary has conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since December 31, 1995, there has not been (a) any event or events (whether or not covered by insurance), individually or in the aggregate, having a Material Adverse Effect on Acquiror, (b) any material change by Acquiror in its accounting methods, principles or practices, (c) any entry by Acquiror or any Acquiror Subsidiary into any commitment or transaction material to Acquiror or any Acquiror Subsidiary, except in the ordinary course of business and consistent with past practice, (d) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of Acquiror or any redemption, purchase or other acquisition of any of its securities or (e) other than pursuant to Acquiror's benefit plans, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option, stock purchase or other employee benefit plan, except in the ordinary course of business consistent with past practice.

          (b) As of the date hereof and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and the Transactions and except for this Agreement and any other agreements or arrangements contemplated by this Agreement, Acquiror Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.


          SECTION 4.08. BROKERS. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Acquiror or any Acquiror Subsidiary.

          SECTION 4.09. TAXES. (a) Acquiror and each Acquiror Subsidiary has (i) filed all federal, state, local and foreign tax returns required to be filed by them prior to the date of this Agreement (taking into account extensions) and all of such returns were true and correct in all material respects when filed and in compliance with applicable law, (ii) paid or accrued all taxes shown to be due on such returns and paid all applicable ad valorem and value added taxes as are due and (iii) paid or accrued all taxes for which a notice of assessment or collection has been received
(other than amounts being contested in good faith by appropriate proceedings), except in the case of clause (i), (ii) or (iii) for any such filings, payments or accruals which would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule, neither the Internal Revenue Service nor any other federal, state, local or foreign taxing authority has asserted any claim for taxes, or to the best knowledge of Acquiror, is threatening to assert any claims for taxes, which claims, individually or in the aggregate, could have a Material Adverse Effect. Acquiror has open years for federal, state and foreign income tax returns only as set forth in Section 4.09(a) of the Acquiror Disclosure Schedule, and neither Acquiror nor any Acquiror Subsidiary (i) has executed any waiver to extend the time for assessment of any federal, state, local or foreign tax, or
(ii) filed, or has pending, any request or application for ruling, whether federal, state, local or foreign. Acquiror and each Acquiror Subsidiary have withheld or collected and paid over to the appropriate governmental authorities (or are properly holding for such payment) all taxes required by law to be withheld or collected, except for amounts that would not, individually or in the aggregate, have a Material Adverse Effect. Neither Acquiror nor any Acquiror Subsidiary has made an election under Section 341(f) of the Code. There are no liens for taxes upon the assets of Acquiror or any Acquiror Subsidiary (other than liens for taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for liens which would not, individually or in the aggregate, have a Material Adverse Effect. Acquiror and each Acquiror Subsidiary have complied with all federal, state, local and foreign tax laws except where such failure would not result in a Material Adverse Effect.

     (b) Neither Acquiror nor any Acquiror Subsidiary has taken or agreed to take any action that would prevent the Merger from constituting a reorganization qualifying under the provisions of Section 368(a) of the Code.

     (c) The financial statements included in the Acquiror SEC Reports as of December 31, 1995 includes appropriate reserves for all federal, state, local and foreign taxes and other liabilities incurred as of such date but not yet payable.

     (d) The net operating losses and other carryovers available to Acquiror and each Acquiror Subsidiary as of the date hereof are described in Section 4.09 of the Acquiror Disclosure Schedule or the Acquiror SEC Reports and as of the date hereof the ability of Acquiror and each Acquiror Subsidiary to use such carryovers will not have been affected by Section


382, 383, or 384 of the Code or by the separate return limitation year or consolidated return charge of ownership limitations of Treas. Regs. Section 1.1502-21 or 1.1502-22.

     (e)  Acquiror  is  not a  U.S.  real  property holding  company  under
Section 897 of the Code.

     (f) Neither Acquiror nor Acquiror Sub is an investment company as defined in Section 368(a)(2)(F)(iii) and (iv) of the Code.

     (g) Neither Acquiror nor any Acquiror Subsidiary is under the jurisdiction of a court in Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

     (h) Neither Acquiror or any Acquiror Subsidiary holds stock of the Target and will not hold stock of the Target prior to the Merger.



                                 ARTICLE V

                   CONDUCT OF BUSINESS PENDING THE MERGER

          SECTION 5.01. CONDUCT OF BUSINESS BY THE TARGET PENDING THE MERGER. The Target covenants and agrees that, between the date of this Agreement and the Effective Time, except as set forth in Section 5.01 of the Target Disclosure Schedule or as contemplated by any other provision of this Agreement, unless Acquiror shall otherwise agree in writing (which agreement shall not be unreasonably withheld), (i) the business of the Target and the Subsidiaries shall be conducted only in, and the Target and the Subsidiaries shall not take any action except in, the ordinary course of business consistent with past practice and in accordance with all applicable laws, (ii) the Target shall use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Target and the Subsidiaries and to preserve the current relationships of the Target and the Subsidiaries with customers, suppliers and other persons with which the Target or any Subsidiary has significant business relations,
(iii) the Target shall not and shall not permit any Subsidiary to engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.08 above, and (iv) the Target and each Subsidiary shall cause to be maintained in full force and effect, and without modification or amendment, or any lapse of coverage under, all insurance polices described in Section 3.24 of the Target Disclosure Schedule.

          SECTION  5.02.    CONDUCT OF  BUSINESS  BY  ACQUIROR PENDING  THE
MERGER.    Acquiror  covenants and  agrees that, between  the date  of this
Agreement and the Effective Time, except as set forth in Section 5.02 of the Acquiror Disclosure Schedule or as contemplated by any other provision of this Agreement, unless the Target shall otherwise agree in writing (which agreement will not be unreasonably withheld), (i) the businesses of Acquiror and Acquiror Sub shall be conducted only in, and the Acquiror shall not, and shall cause Acquiror Sub not to, take any action except in, the ordinary course of business consistent with past practice and in accordance with all applicable Laws, and (ii) Acquiror will not (a) amend or otherwise change its Certificate of Incorporation or Bylaws, (b) declare, set aside, make or pay any dividend or other distribution, payable


in cash, stock, property or otherwise, with respect to any of its capital stock, or (c) reclassify, combine, split or divide its capital stock or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities or obligations convertible into or exchangeable for such capital stock.

                                 ARTICLE VI

                           ADDITIONAL AGREEMENTS

          SECTION 6.01. REGISTRATION STATEMENT; PROXY STATEMENT. (a) As promptly as practicable after the execution of this Agreement, Acquiror shall prepare and file with the SEC a registration statement on Form S-4
(together with all amendments thereto, the "Registration Statement") including therein a combined proxy statement to be sent to the stockholders of the Target (the "Proxy Statement") and Prospectus, in connection with the registration under the Securities Act of the shares of Acquiror Common Stock to be issued to the stockholders of the Target pursuant to the Merger. Acquiror and the Target each shall use all reasonable efforts to cause the Registration Statement to become effective as promptly as practicable, and, prior to the effective date of the Registration Statement, Acquiror shall take all or any action required under any applicable federal or state securities laws in connection with the issuance of shares of Acquiror Common Stock pursuant to the Merger. Each of the Target and Acquiror shall pay its own expenses incurred in connection with the Registration Statement, Proxy Statement and the Target's Stockholders' Meeting, including, without limitation, the fees and disbursements of their respective counsel, accountants and other representatives, except that the Target and Acquiror each shall pay one-half of any printing, filing and other fees and expenses incurred in connection therewith. The Target shall furnish all information concerning the Target as Acquiror may reasonably request in connection with such actions and the preparation of the Registration Statement and Proxy Statement. As promptly as practicable after the Registration Statement shall have become effective, the Target shall mail the Proxy Statement to its stockholders. The Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Target in favor of the Merger.

          No amendment or supplement to the Proxy Statement or the Registration Statement will be made by Acquiror or the Target without the approval of the other party, which shall not be unreasonably withheld.
Acquiror and the Target each will advise the other, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Acquiror Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

          Acquiror shall promptly prepare and submit to the NYSE a listing application covering the shares of Acquiror Common Stock issuable in the Merger, and shall use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Acquiror Common Stock, subject to official notice of issuance, and the Target shall cooperate with Acquiror with respect to such listing.


          (b) Acquiror represents, warrants and agrees that the information supplied by Acquiror for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Target, (iii) the time of the Target's Stockholder Meeting (as hereinafter defined), and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance relating to Acquiror or Acquiror Subsidiary, or their respective officers or directors, should be discovered by Acquiror which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, Acquiror shall promptly inform the Target. Notwithstanding the foregoing, Acquiror and Acquiror Sub make no representation or warranty with respect to any information supplied by the Target or any of its representatives which is contained in the Registration Statement or Proxy Statement. All documents that Acquiror is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

          (c) The Target represents, warrants and agrees that the information supplied by the Target for inclusion in the Registration Statement and the Proxy Statement shall not, at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Target, (iii) the time of the Target's
Stockholder Meeting, and (iv) the Effective Time, contain any statement which, at such time and in light of the circumstances under which it is made, is false or misleading with respect to any material fact, or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein not false or misleading. If at any time prior to the Effective Time any event or circumstance relating to the Target, or its officers or directors, should be discovered by the Target which should be set forth in an amendment or a supplement to the Registration Statement or Proxy Statement, the Target shall promptly inform Acquiror. Notwithstanding the foregoing, the Target makes no representation or  warranty with  respect  to any  information supplied  by
Acquiror or Acquiror Sub or any of their representatives in the Registration Statement or Proxy Statement. All documents that the Target is responsible for filing with the SEC in connection with the transactions contemplated herein will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations promulgated thereunder and the Exchange Act and the rules and regulations promulgated thereunder.

          (d) The Target, Acquiror and Acquiror Sub each hereby (i) consents to the use of its name and, on behalf of its subsidiaries and affiliates, the names of such subsidiaries and affiliates and to the inclusion of financial statements and business information relating to such party and its subsidiaries and affiliates (in each case, to the extent required by applicable securities laws) in the Registration Statement and


the Proxy Statement; (ii) agrees to use all reasonable efforts to obtain the written consent of any person or entity retained by it which may be required to be named (as an expert or otherwise) in the Registration Statement or the Proxy Statement; and (iii) agrees to cooperate, and agrees to use all reasonable efforts to cause its subsidiaries and affiliates to cooperate, with any legal counsel, investment banker, accountant or other agent or representative retained by any of the parties specified in clause
(i) above in connection with the preparation of any and all information required, as determined after consultation with each party s counsel, to be disclosed by applicable securities laws in the Registration Statement or the Proxy Statement.

          SECTION 6.02. TARGET STOCKHOLDER MEETING. The Target shall call and hold a meeting of its stockholders (the "Target's Stockholder Meeting") as promptly as practicable for the purpose of voting upon the approval of this Agreement and the Merger, and the Target shall use all commercially reasonable efforts to hold the Target's Stockholder Meeting as soon as practicable after the date on which the Registration Statement becomes effective. The Target shall use all commercially reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger and shall take all other action reasonably necessary or advisable to secure the vote or consent of stockholders required by Delaware Law to obtain such approvals (including unanimously recommending such approval).

          SECTION 6.03. APPROPRIATE ACTION; CONSENTS; FILINGS. (a) The Target, Acquiror and Acquiror Sub shall use their best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or required to be taken by any Governmental Authority or otherwise to consummate and make effective the Transactions as promptly as practicable, (ii) obtain from any Governmental Authorities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Acquiror or the Target or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Transactions, including, without limitation, the Merger, and (iii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities Laws,
(B) the rules and regulations of the NYSE, (C) Delaware Law, (D) the HSR Act and any related governmental request thereunder, and (E) any other applicable Law; provided that Acquiror and the Target shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, accepting all reasonable additions, deletions or changes suggested in connection therewith. The Target and Acquiror shall use reasonable best efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement.

          (b)  (i)   Each of Acquiror and  the Target shall give  (or shall
cause their respective subsidiaries to give) any notices to third parties, and use, and cause their respective subsidiaries to use, their commercially


reasonable efforts to obtain any third party consents (including those set forth in Section 3.05(a)(iii)), (A) necessary to consummate the Transactions, (B) disclosed or required to be disclosed in the Target Disclosure Schedule or the Acquiror Disclosure Schedule or (C) required to prevent a Material Adverse Effect from occurring prior to or after the Effective Time.

          (ii) In the event that Acquiror or the Target shall fail to obtain any third party consent described in subsection (b)(i) above, it shall use its best efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Target and Acquiror, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Effective Time, from the failure to obtain such consent.

          (iii) The Target agrees to cooperate with Acquiror prior to the Effective Time to clarify the terms of any agreements which the Target or any Subsidiary is currently a party which might restrict the Target or any Subsidiary from the conduct of the operation, charter or leasing of drilling rigs in any area of the world so that from and after the Effective Time Acquiror and the Target will obtain the benefits of the current practice under such agreements whereby Acquiror and the Target will not be so restricted in their operations.

          (c) From the date of this Agreement until the Effective Time, each party shall promptly notify the other party of any pending, or to the best knowledge of the first party, threatened, action, proceeding or investigation by or before any Governmental Authority or any other person
(i) challenging or seeking material damages in connection with the Merger or the conversion of the Target Common Stock into Acquiror Common Stock pursuant to the Merger or (ii) seeking to restrain or prohibit the consummation of the Merger or otherwise limit the right of Acquiror or, to the knowledge of such first party, Acquiror Subsidiary to own or operate all or any portion of the businesses or assets of the Target, which in either case is reasonably likely to have a Material Adverse Effect on the Target prior to the Effective Time, or a Material Adverse Effect on Acquiror and the Acquiror Sub (including the Surviving Corporation) after the Effective Time.

          SECTION 6.04. ACCESS TO INFORMATION; CONFIDENTIALITY. Subject to the Confidentiality Agreement (as hereinafter defined), from the date hereof to the Effective Time, Acquiror and the Target will each provide to the other, during normal business hours and upon reasonable notice, access to all information and documents which the other may reasonably request regarding the business, assets, liabilities, employees and other aspects of the other party, other than information and documents that in the opinion of such other party's counsel may not be disclosed under applicable Law.

          SECTION 6.05.   NO SOLICITATION OF TRANSACTIONS. The Target shall
not,  directly or indirectly, negotiate with any person other than Acquiror with respect to the acquisition of the Target or the shares of the Target Common Stock owned by Dual Invest AS and it will not, and will not permit any of  its  officers,  directors,  employees,  agents  or  representatives
(including   without   limitation,   investment   bankers,   attorneys  and
accountants) to (i) initiate contact with, (ii) make, solicit or encourage any inquiries or proposals, (iii) enter into, or participate in, any discussions or negotiations with, (iv) disclose, directly or indirectly,


any information not customarily disclosed concerning the business and properties of the Target or any Subsidiary to or (v) afford any access to any of the Target s or any Subsidiary s properties, books and records to any person in connection with any possible proposal relating to (a) the disposition of their respective businesses or substantially all or their assets,(b) the acquisition of equity or debt securities of the Target including equity or debt securities owned by Dual Invest AS, or (iii) the merger, share exchange or business combination, or similar acquisition transaction of or involving Target or any Subsidiary with any person other than Acquiror; provided, however, that nothing contained in this Section
6.05 shall prohibit the Board of Directors of the Target (the "Board") from taking and disclosing to the stockholders of the Target a position in accordance with Rules 14d-9 and 14e-2 under the Exchange Act with respect to a tender offer or an exchange offer for share of Target Common Stock commenced by a third party. The Target shall notify Acquiror promptly if any proposal or offer, or any inquiry or contact with any person with respect thereto, is made and shall, in any such notice to Acquiror, indicate in reasonable detail the identity of the person making such proposal, offer, inquiry or contact and the terms and conditions of such proposal, offer, inquiry or contact. The Target agrees not to release any third party from, or waive any provision of, any confidentiality or standstill agreement to which the Target is a party. The Target immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

          SECTION 6.06. DIRECTORS' AND OFFICERS' INDEMNIFICATION. (a) The Certificate of Incorporation and Bylaws of the Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article VIII of the Bylaws of the Target, which provisions shall not  be amended, repealed or  otherwise modified for a  period of six
(6) years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who at any time prior to the Effective
Time were directors, officers or employees of the Target or any of its Subsidiaries, unless such modification shall be required by Delaware Law.
          (b)  From  and after the Effective  Time and for  a period of six
(6) years thereafter, the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior  to the date of this Agreement or who becomes prior to the Effective Time, an officer or director of Target or any of the Subsidiaries, or an employee of Target or any of the Subsidiaries who acts as a fiduciary under any employee benefit plans of Target or any of the Subsidiaries (collectively,
the  "Indemnified   Parties")  against  all  losses,   expenses  (including
reasonable attorneys   fees), claims, damages, liabilities  or amounts that
are paid in settlement of, with the approval of the Surviving Corporation (which approval shall not unreasonably be withheld), or otherwise in connection with, any threatened or actual claim, action, suit, proceeding or investigation (a "Claim"), based in whole or in part on or arising in whole or in part out of the fact that the Indemnified Party (or the Person controlled by the Indemnified Party) is or was a director, officer or such an employee of Target or any of the Subsidiaries and pertaining to any matter existing or arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, any Claim arising out of this Agreement or any of the transactions contemplated hereby), whether asserted or claimed prior to, at or after the Effective
Time, in each case to the fullest extent permitted under Delaware Law, and shall pay any expenses, as incurred, in advance of the final disposition of


any such action or proceeding to each Indemnified Party to the fullest extent permitted under Delaware Law. Without limiting the foregoing, in the event any such claim is brought against any of the Indemnified Parties,
(i) such Indemnified Parties may retain counsel (including local counsel) satisfactory to them and which shall be reasonably satisfactory to Acquiror and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for such Indemnified Parties; and (ii) the Surviving Corporation shall use all reasonable efforts to assist in the defense of any such Claim, provided that the Surviving Corporation shall not be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. The Indemnified Parties as a group shall retain only one law firm (plus appropriate local counsel) to represent them with respect to each such Claim unless there is, as determined by counsel to the Indemnified Parties, under applicable standards of professional conduct, a conflict or a reasonable likelihood of a conflict on any significant issue between the positions of any two or more Indemnified Parties at the expense of the Surviving Corporation.

          (c) For a period of six (6) years after the Effective Time, the Surviving Corporation shall cause to be maintained in effect the current policies of directors and officers liability insurance maintained by Target and the Subsidiaries covering all of the individuals currently covered thereby (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous to such officers and directors) with respect to claims arising from facts or events which occurred before the Effective Time; provided, however, the Surviving Corporation shall not be required to pay premiums for such insurance in excess of $275,000 in the aggregate.

          SECTION 6.07. OBLIGATIONS OF ACQUIROR SUB. Acquiror shall take all action necessary to cause Acquiror Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to conditions set forth in this Agreement.

          SECTION 6.08. PUBLIC ANNOUNCEMENTS. (a) Acquiror and the Target shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or any Transaction and shall not issue any such press release or make any such public statement prior to such consultation and (b) prior to the Effective Time, the Target will not issue any other press release or otherwise make any public statements regarding its business, except as may be required by Law or any listing agreement with the National Association of Securities Dealers, Inc. (the "NASD") to which the Target is a party.

          SECTION 6.09. DELIVERY OF SEC DOCUMENTS. Each of the Target and Acquiror shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

          SECTION 6.10. ENVIRONMENTAL ASSESSMENT. The Target agrees that Acquiror may perform or have performed on its behalf an environmental
assessment of  its owned  or leased  real property.   The Target  will give
Acquiror and the officers, directors, employees, agents, consultants and representatives of Acquiror access to the owned or leased real property, including without limitation, access to enter upon and investigate and collect air, surface water, groundwater and soil samples, in order to


conduct the environmental assessment. The Target will cooperate with Acquiror in connection with such assessment, including without limitation scheduling site visits as necessary to complete the assessment prior to the Effective Time. The environmental assessment conducted by Acquiror or on Acquiror's behalf shall be satisfactory to Acquiror in its sole and absolute discretion.

          SECTION 6.11. NOTIFICATION OF CERTAIN MATTERS. The Target shall give prompt notice to Acquiror, and Acquiror shall give prompt notice to the Target, of (i) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate and (ii) any failure of the Target, Acquiror or Acquiror Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 6.11 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

          SECTION 6.12. FURTHER ACTION. At any time and from time to time, each party to this Agreement agrees, subject to the terms and conditions of this Agreement, to take such actions and to execute and deliver such documents as may be necessary to effectuate the purposes of this Agreement at the earliest practicable time.

          SECTION 6.13.   EMPLOYEE  BENEFITS.  (a)  On or before  March 31,
1996, the Target shall (i) amend the Dual Drilling Company Employees Tax Deferred/Thrift Savings Plan and Trust (the "401(k) Plan") to (A) provide for the limitation on compensation that may be considered  under the 401(k)
Plan imposed by Section 401(a)(17) of the Code, as amended by the Omnibus Budget Reconciliation Act of 1993, Publ. L. No. 103-66 effective January 1,
1994 and (B) amend the 401(k) Plan to provide clarification that the 401(k)
Plan, as amended and  restated effective January 1, 1991,  also constitutes an amendment and restatement of the separate plan documents governing the 401(k) Plan and the Dual Drilling Company Employees Thrift Plan and Trust
that was merged into the 401(k) Plan effective January 1, 1991 (the "Prior Thrift Plan") to the extent required for both the 401(k) Plan and Prior Thrift Plan to constitute qualified plans within the meaning of Sections 401(a) and 501(a) of the Code for their plan years 1987 through 1990 (collectively the "401(k) Plan Amendment"), and (ii) file the 401(k) Plan Amendment with the Dallas Key District of the Internal Revenue Service for
the purpose of entering into a closing agreement with the Internal Revenue Service regarding the 401(k) Plan Amendment pursuant to Rev. Proc 94-16, 1994-1 C.B. 576, as modified by the Memorandum from Internal Revenue Service Assistant Commissioner (Employee Plans and Exempt Organizations)
James McGovern to Field Offices Outlining Procedures for Processing Employee Plans not Amended Timely Under Tax Reform Act of 1986, Released
October 26, 1995  (the "Closing Agreement").   Target shall timely  pay any
monetary sanction assessed by the Internal Revenue Service pursuant to the Closing Agreement. Subject to the Target taking the action required by the two preceding sentences and the Internal Revenue Service entering into the Closing Agreement, Acquiror agrees to (i) assume sponsorship of the 401(k)
Plan as of the Effective Time, (ii) upon entering into the Closing Agreement, file the 401(k) Plan Amendment with the Internal Revenue Service for the purpose of obtaining a determination letter from the Internal Revenue Service that both the 401(k) Plan and the Prior Thrift Plan are qualified within the meaning of Sections 401(a) and 501(a) of the Code


retroactive to the 1987 plan year of each plan and (iii) upon issuance by the Internal Revenue Service of a favorable determination letter as described in clause (ii) of this sentence, merge the 401(k) Plan into the ENSCO Savings Plan as soon as administratively practicable thereafter. Amounts payable under the 401(k) Plan to employees whose employment is terminated for any reason prior to December 31, 1996 shall be paid promptly after any such termination and not after the end of the 1996 plan year if requested by the employee and such payment is permitted by the terms of the 401(k) Plan.

     (b) Effective as of the Effective Time, Acquiror agrees to assume or, alternatively, cause the Surviving Corporation to assume, the Dual Drilling Company Employee Health Benefit Plan (the "Dual Medical Plan"), the Dual Drilling Company Group Life Insurance Plan, the Dual Drilling Company Long-Term Disability Plan, the Dual Drilling Company Group Travel Accident Insurance Plan, the Voluntary Personal Accident Insurance Plan, the Long-Term Disability Plan for Third Country Nationals, and the Premium Conversion Cafeteria Plan unless any such plan has been terminated by the Target as directed by Acquiror prior to the Effective Time (collectively, the "Group Insurance Plans"). Acquiror agrees to provide to former employees of the Target and its Subsidiaries under the plans continued or to be established by Acquiror continuation group health coverage under
Section 4980B of the Code and Sections 601 to 608 of ERISA ("COBRA Coverage") for any individuals receiving COBRA Coverage under the Dual Medical Plan as of the Effective Time and for any employees of the Target and its Subsidiaries and their dependents who become eligible for and elect COBRA Coverage as a result of the Transactions contemplated by the Agreement; provided, however, nothing contained herein shall obligate Acquiror to extend COBRA Coverage beyond its normal expiration period. As soon as practicable after the Effective Time, the Target shall transfer to Acquiror or, if directed by Acquiror, to the Surviving Corporation, any assets, including any insurance policies, held by the Target or a Subsidiary supporting the payment of benefits under the Group Insurance Plans. Acquiror and the Target agree that Acquiror may direct the Target to take such action as Acquiror deems appropriate to terminate any Group Insurance Plan conditioned upon the occurrence of and as of the Effective Time, liquidate the assets of any trust or funding arrangement for any such plan and settle all claims for benefits under any such plan.

     (c) Effective as of the Effective Time, the Target shall take all such action necessary (i) to amend the terms of the post-retirement medical coverage provided by the Target under the Dual Medical Plan (the "Retiree Medical Plan") to provide that no employee of the Target or any Subsidiary, or any beneficiary or dependent of any such employee, may become entitled to post-retirement medical coverage under the Retiree Medical Plan due to a retirement or other termination of employment after the Effective Time and
(ii) to terminate the Retiree Medical  Plan.  Effective as of the Effective
Time, Acquiror agrees to provide post-retirement medical coverage under the ENSCO Medical Plan to any former employee of the Target or any Subsidiary who as of the Effective Time is receiving post-retirement medical coverage under the Retiree Medical Plan, provided that such coverage under the ENSCO Medical Plan shall be on the same terms and conditions and shall provide the same benefits as currently available to retired former employees of Acquiror under the ENSCO Medical Plan, but without regard to the age and service provisions of the ENSCO Medical Plan that determine initial eligibility for post-retirement medical coverage and without regard to any preexisting condition limitations contained in the ENSCO Medical Plan. Any


employee of the Target or any Subsidiary who is not entitled to post-retirement medical coverage under the Retiree Medical Plan as of the Effective Time will be eligible for post-retirement medical coverage under the ENSCO Medical Plan only if the terms and conditions for such coverage under the ENSCO Medical Plan are satisfied.

     (d) Effective as of the day before the Effective Time, the Target shall take all such action necessary (i) to amend the provisions of the Dual Drilling Company Supplemental Executive Retirement Plan (the "SERP") to freeze all benefits under the SERP as of the day before the Effective Time and to permit Acquiror or the Surviving Corporation, as successor to the Target's rights under the SERP, to distribute the determined benefit under the SERP payable to each participant covered by the SERP in one lump sum payment in the sole discretion of Acquiror at any time from and after January 1, 1997, (ii) to determine the benefits payable thereunder to each participant, and (iii) to terminate the SERP effective as of the day before the Effective Time.

     (e) Effective as of the day before the Effective Time, the Target shall take all such action necessary (i) to amend the provisions of the Dual Drilling Company Benefit Restoration Plan (the "Benefit Restoration Plan") to freeze all benefits under the Benefit Restoration Plan, (ii) to determine the benefits payable thereunder to each participant, and (iii) to terminate the Benefit Restoration Plan effective as of the day before the Effective Time.

     (f) To facilitate the payment of benefits from the Benefit Restoration Plan and, if directed by Acquiror to facilitate the payment of benefits under the SERP, the Target shall take all such action necessary
(i) to provide a schedule of benefits payable under the Benefit Restoration Plan and, if applicable, the SERP, to the Trust Company of Texas in its capacity as trustee (the "Trustee") of the Umbrella Trust evidenced by that certain Trust Agreement dated October 1, 1994 by and between Dual Drilling Company and Trust Company of Texas (the "Trust"), (ii) to direct the Trustee to make payment from the assets of the Trust of all benefits payable under the Benefit Restoration Plan or the SERP, and (iii) to cause the Trustee to liquidate the assets of the Trust, except as otherwise determined by Acquiror, provided that such actions are consistent with the terms of the SERP, Benefit Restoration Plan and Trust, each as amended.

     (g) Effective as of the day before the Effective Time, the Target shall take all such action necessary to freeze all benefits under the Discontinued Executive and Manager Team Incentive Program ("Team Incentive Program") maintained by the Target and Acquiror agrees to assume the benefit payment obligations of the Target under the Team Incentive Plan, and after all such benefit payments have been made, the Team Incentive Program shall be deemed terminated and Acquiror shall take such other action as it deems appropriate to accomplish such termination.

     (h) Effective as of the Effective Time, Acquiror shall assume the Dual Drilling Company Severance Pay Plan for Office Employees, the Dual Drilling Company Severance Pay Plan for Key Operating and Support Staff Employees and the Dual Drilling Company Severance Pay Plan for Key Operating and Engineering Managers (collectively, the "Employee Severance Plans"), provided that Acquiror shall not be obligated to continue the Employee Severance Plans for any specified period of time.


     (i) Effective as of the day before the Effective Time, the Target shall take all such action necessary to freeze all benefits under the Employee Incentive Plan, the Safety Bonus Plan, and the Pro-Performance Bonus Plan for Toolpushers maintained by the Target and Acquiror agrees to assume the benefit payment obligations of the Target under such plans and cause such payments to be made after the Effective Time, and after all such payments have been made, the plans shall be deemed terminated and Acquiror shall take such other action as it deems appropriate to accomplish such termination.

     (j) Acquiror agrees to assume the benefit payment obligations of the Target under the Dual Special Performance Unit Plan, effective August 21, 1995 (as amended, the Dual Unit Plan ), maintained by the Target and cause such payments to be made, and after all such payments have been made, the Dual Unit Plan shall be deemed terminated and Acquiror shall take such other action as it deems appropriate to accomplish such termination. Target agrees that the aggregate amount of the Performance Bonus Pool (as defined in the Dual Unit Plan) plus the amount payable to David W. Skarke as a performance bonus calculated based on the amount of the Performance Bonus Pool pursuant to that certain letter agreement dated October 2, 1995 (the "Letter Agreement") shall be $2,000,000. The Target shall take all required actions prior to the Effective Time to amend the terms of the Dual Unit Plan and the Letter Agreement so that the aggregate amounts payable thereunder shall be $2,000,000.

     (k) The Target agrees to terminate the Annual Incentive Plan as of the date of the commencement of such plan and accordingly no benefits shall accrue thereunder.

     (l) Nothing in this Section 6.13 is intended or shall be construed to limit Acquiror's right to modify, change, terminate or otherwise alter any of the provisions of, or benefits provided under, any new plans or plans established by Acquiror or the plans described in this Section 6.13 that are assumed by Acquiror or the Surviving Corporation, or to create any vested rights for participants in the benefits provided under such plans.

     (m) Prior to the Effective Time, the Target shall file with the Internal Revenue Service, all Annual Reports, Form 5500, and the applicable Schedule F, required to be filed under Section 6039(d) of the Code, with respect to the Premium Conversion Cafeteria Plan for each plan year since the inception of the Premium Conversion Cafeteria Plan.

     (n) Prior to the Effective Time, the Target shall, pursuant to the requirements of the Delinquent Filer Voluntary Compliance Program described in the Department of Labor ("DOL") Notice published in 59 Fed. Reg. 20873 (April 27, 1995), as a condition of relief from the annual reporting requirements, (i) elect to file the one-time statement required under DOL Reg. section 2520-104-23 with respect to (A) the SERP and (B) the Target Employment Contracts applicable to L.H. Dick Robertson, W. Allen Parks and Dudley M. Haralson, (ii) file with the DOL, the first page of the Form 5500, Annual Report, with the applicable items completed, (iii) pay to the DOL the Two Thousand Five Hundred Dollar ($2,500) penalty applicable to such Form 5500 filings, and (iv) file with the DOL the applicable one-time statements required with respect to the SERP and such Target Employment Contracts.


     (o) All of the employment agreements listed on Schedule 6.13(o) of the Target Disclosure Schedule will be terminated by the Target as of the Effective Time. Notwithstanding the foregoing, Acquiror may offer employment prior to the Effective Time to persons who have such employment agreements and the terms of such employment, if accepted by such employee of the Target, may affect the Target's obligations to the affected employee.

          SECTION 6.14.   AFFILIATES;  ACCOUNTING AND  TAX TREATMENT.   (a)
     Section 6.14 of the Target Disclosure Schedule lists the names and addresses of those persons who are, in the Target's reasonable judgment, "affiliates" of the Target within the meaning of Rule 145 under the Securities Act (each, a "Target Affiliate"). The Target shall use all commercially reasonable efforts to obtain Affiliate Agreements in the form of EXHIBIT B hereto ("Affiliate Agreements") from (i) at least 30 days prior to the Effective Time, each of the officers, directors and stockholders (other than Dual Invest AS) of the Target specified in Section
6.14 of the Target Disclosure Schedule and (ii) any person who may be deemed to have become an affiliate of the Target (under Rule 145 under the Securities Act) after the date of this Agreement and on or prior to the Effective Time as soon as practicable after the date on which such person attains such status. Each party hereto shall use its best efforts to cause the Merger to qualify, and shall not take any actions which would (or fail to take any actions the failure of which would) prevent the Merger from qualifying, as a reorganization qualifying under the provisions of Section 368(a) of the Code, including, without limitation, that Acquiror agrees that it will cause Target, in its new capacity as a subsidiary of Acquiror, to (i) continue the Target s historic business and (ii) use a significant portion of its historic business assets in such business.

     (b) The Target shall provide to Acquiror for inclusion in the Proxy Statement a written opinion from Akin, Gump, Strauss, Hauer & Feld, L.L.P. dated as of the date that the Proxy Statement is first mailed to stockholders of the Target to the effect that (i) the Merger will be treated for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; (ii) Acquiror, Acquiror Sub and the Target will each be a party to that reorganization within the meaning of
Section 368(b) of the Code; and (iii) the stockholders of the Target shall not recognize any gain or loss for U.S. federal income tax purposes as a result of the Merger, other than to the extent such stockholders receive cash in lieu of fractional shares.

     SECTION 6.15. CERTAIN EMPLOYEES. The Target agrees to terminate the employment of any executive officer (as that term is defined in Rule 405 promulgated under the Exchange Act) of the Target identified by Acquiror at least one day prior to the Effective Time. Such termination shall not adversely affect any Long-Term Options, severance or other benefits such executive officers shall be entitled to receive.

                                ARTICLE VII

                          CONDITIONS TO THE MERGER

          SECTION 7.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Target, Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following conditions:


          (a) this Agreement and the Transactions contemplated hereby shall have been approved and adopted by the affirmative vote of the stockholders of the Target in accordance with Delaware Law and the Target's Certificate of Incorporation and Bylaws and the rules of the NASD;

          (b) no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an"Order") or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger;

          (c)  the   Registration  Statement   shall  have   been  declared
     effective, and no stop order suspending the effectiveness of the Registration Statement shall be in effect;

          (d) Acquiror and the Target shall have received from the NYSE evidence that the shares of Acquiror Common Stock to be issued to the stockholders of the Target in the Merger shall be listed on the NYSE immediately following the Effective Time; and

          (e) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated.

          SECTION 7.02. CONDITIONS TO THE OBLIGATIONS OF ACQUIROR AND ACQUIROR SUB. The obligations of Acquiror and Acquiror Sub to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) the Target shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Effective Time and each of the representations and warranties of the Target contained in this Agreement shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date and Acquiror shall have received a certificate of an executive officer of the Target to that effect;

          (b) Acquiror shall have received from each Target Affiliate and any other person who may be deemed to have become an affiliate of the Target (under Rule 145 under the Securities Act) after the date of this Agreement and at or prior to the Effective Time a signed Affiliate Agreement;

          (c) since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of the Target and the Subsidiaries, taken as a whole, shall have occurred, and neither the Target nor any Subsidiary shall have suffered any damage, destruction or loss materially affecting the business or properties of the Target and the Subsidiaries, taken as a whole;

          (d) the Target and each Subsidiary shall have delivered to Acquiror, each dated as of a date not earlier than thirty days prior to the Effective Time, (i) copies of the certificates of incorporation or other organizational documents, including all amendments thereto,


     certified by the appropriate government official, of the Target and each Subsidiary, (ii) to the extent issued by such jurisdiction, certificates from the appropriate governmental official to the effect that Target and each Subsidiary is in good standing in such jurisdiction and listing all organizational documents of Target and each Subsidiary on file, (iii) to the extent issued by such jurisdiction, a certificate from the appropriate governmental official in each jurisdiction in which the Target and each Subsidiary is qualified to do business to the effect that such member is in good standing in such jurisdiction, (iv) to the extent issued by such jurisdiction, certificates indicating all taxes are current for the Target and each Subsidiary in its jurisdiction of organization and each jurisdiction in which such member is qualified to do or conducting business, (v) to the extent issued by such jurisdiction, certificates from the appropriate governmental official to the effect that each Target Drilling Rig is documented and flagged in the jurisdiction described in Section 3.28 of the Target Disclosure Schedule, and (vi) Confirmation of Class Certificates from the American Bureau of Shipping indicating that each of the Target Drilling Rigs that is a jack-up drilling rig is in class and free of any recommendations; and

          (e) Acquiror shall have received from Akin, Gump, Strauss, Hauer & Feld, L.L.P., a written opinion dated as of the date of the Closing covering the matters set forth on EXHIBIT C hereto in form and substance reasonably acceptable to counsel for Acquiror.

          SECTION 7.03. CONDITIONS TO THE OBLIGATIONS OF THE TARGET. The obligations of the Target to consummate the Merger are subject are subject to the satisfaction of the following further conditions:

          (a) Acquiror and Acquiror Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them at or prior to the Effective Time and each of the representations and warranties of Acquiror and Acquiror Sub contained in this Agreement shall be true and correct in all material respects as of the Effective Time, as though made on and as of the Effective Time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date and the Target shall have received a certificate of an executive officer of Acquiror to that effect;

          (b) since the date of this Agreement, no material adverse change in the financial condition, results of operations or business of Acquiror and the Acquiror Subsidiaries, taken as a whole, shall have occurred, and Acquiror and the Acquiror Subsidiaries shall not have suffered any damage, destruction or loss materially affecting the business or properties of Acquiror and the Acquiror Subsidiaries, taken as a whole; and

          (c) the Target shall have received from Baker & McKenzie a written opinion dated as of the date of the Closing covering the matters set forth on EXHIBIT D hereto in form and substance reasonably acceptable to counsel for the Target.

                                ARTICLE VIII


                     TERMINATION, AMENDMENT AND WAIVER

          SECTION 8.01. TERMINATION. This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions, as follows:

          (a) by mutual written consent duly authorized by the Boards of Directors of each of Acquiror, Acquiror Sub and the Target;

          (b) by either Acquiror or the Target, if either (i) the Effective Time shall not have occurred on or before July 31, 1996; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; or (ii) there shall be any Order which is final and nonappealable preventing the consummation of the Merger, except if the party relying on such Order has not complied with its obligations under Section 6.03(a);

          (c) by Acquiror, if a tender offer or exchange offer for 50% or more of the outstanding shares of capital stock of the Target is commenced, and the Board of Directors of the Target fails to recommend against the stockholders of the Target tendering their shares into such tender offer or exchange offer;

          (d) by Acquiror, if the stockholders of the Target shall have failed to approve and adopt this Agreement, the Merger and other Transactions at a meeting duly convened therefor;

          (e) by Acquiror, upon a breach of any representation, warranty, covenant or agreement on the part of the Target set forth in this Agreement, or if any representation or warranty of the Target shall have become untrue, in either case such that the conditions set forth in Section 7.02(a) would not be satisfied (a "Terminating Target Breach"); provided, however, that, if such Terminating Target Breach is curable by the Target through the exercise of its best efforts and for so long as the Target continues to exercise such best efforts, Acquiror may not terminate this Agreement under this Section 8.01(e); or

          (f) by the Target, upon breach of any representation, warranty, covenant or agreement on the part of Acquiror set forth in this Agreement, or if any representation or warranty of Acquiror shall have become untrue, in either case such that the conditions set forth in
     Section 7.03 would not be satisfied ("Terminating Acquiror Breach"); provided, however, that, if such Terminating Acquiror Breach is curable by Acquiror through best efforts and for so long as Acquiror continues to exercise such best efforts, the Target may not terminate this Agreement under this Section 8.01(f).

          SECTION 8.02.   FEES  AND EXPENSES.   (a)   The Target  shall pay
Acquiror a fee (an "Alternative Proposal Fee") of $5,000,000, which amount is inclusive of all of Specified Expenses (as hereinafter defined), if:

          (i)  this Agreement is terminated pursuant to Section 8.01(c); or


          (ii) this Agreement is terminated pursuant to Section 8.01(d) as a result of the failure of the stockholders of the Target to approve the Merger and a Business Combination Transaction Proposal shall have been made prior to such termination, and any Business Combination Transaction is thereafter consummated within 12 months of such termination.

As used herein, the term "Business Combination Transaction" shall mean any of the following involving the Target: (1) any merger, consolidation, share exchange, business combination or other similar transaction (other than the Transactions); (2) any sale, lease, exchange, transfer or other disposition (other than a pledge or mortgage) of 25% or more of the assets of the Target and the Subsidiaries, taken as a whole, in a single transaction or series of transactions; or (3) the acquisition by a person or entity or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of beneficial ownership of 33 1/3% or more of the shares of Target Common Stock, whether by tender offer, exchange offer or otherwise.

          (b) Acquiror shall be entitled to receive its Specified Expenses (but not the Alternative Proposal Fee) in immediately available funds in the event that this Agreement is terminated pursuant to Section 8.01(b) (subject to the proviso thereof) or Section 8.01(e). Target shall be entitled to receive its Specified Expenses in immediately available funds in the event that this Agreement is terminated pursuant to Section 8.01(f).

          (c) In the event of termination of this Agreement and the abandonment of the Merger pursuant to Section 8.01, all obligations of the parties hereto shall terminate except the obligations of the parties pursuant to this Section 8.02 and Sections 8.03, 8.04, 9.02, 9.03, 9.04, 9.05, 9.06, 9.07, 9.08, 9.10 and 9.11 and pursuant to the Confidentiality Agreement. No termination of this Agreement pursuant to Section 8.01(e) or 8.01(f) shall prejudice the ability of a non-breaching party from seeking damages from any other party for any breach of this Agreement, including, without limitation, attorneys' fees and the right to pursue any remedy at law or in equity. Notwithstanding the foregoing, if Acquiror is required to file suit to seek the Alternative Proposal Fee or either Acquiror or the Target is required to file suit to seek its Specified Expenses, and it ultimately succeeds on the merits, it shall be entitled to all expenses, including attorneys' fees, which it has incurred in enforcing its rights under this Section 8.02.

          (d) As used herein, "Specified Expenses" means all out-of-pocket expenses and fees actually incurred or accrued by a Person or on its behalf in connection with the Transactions prior to the termination of this Agreement (including, without limitation, all fees and expenses of counsel, financial advisors, banks or other entities providing financing to such Person (including financing, commitment and other fees payable thereto), accountants, environmental and other experts and consultants to such Person and its affiliates, and all printing and advertising expenses) and in connection with the negotiation, preparation, execution, performance and termination of this Agreement, the structuring of the Transactions, any agreements relating thereto and any filings to be made in connection therewith.


          (e) The Target agrees that from and after the Effective Time it shall reimburse Acquiror for all out-of-pocket expenses and fees actually incurred or accrued by Acquiror in connection with the Transaction.

          (f) Except as set forth in this Section and Section 6.01, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, whether or not any Transaction is consummated.

          SECTION 8.03. AMENDMENT. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval and adoption of this Agreement and the Transactions by the stockholders of the Target, no amendment may be made which would violate Delaware Law. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

          SECTION 8.04. WAIVER. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound thereby.


                                 ARTICLE IX

                             GENERAL PROVISIONS

          SECTION 9.01. NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The representations, warranties and agreements in this Agreement and any certificate delivered pursuant hereto by any person shall terminate at the Effective Time, except that the agreements set forth in Articles I and II and Sections 6.06 and 6.07 shall survive the Effective Time indefinitely.

          SECTION 9.02. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 9.02):


          if to Acquiror or Acquiror Sub:

          ENSCO International Incorporated
          1445 Ross Avenue, Suite 2700
          Dallas, Texas 75202
          Attention: C. Christopher Gaut
          Facsimile: 214/855-0300

          with a copy to:

          Daniel W. Rabun
          Baker & McKenzie
          2001 Ross Avenue
          4500 Trammell Crow Center
          Dallas, Texas 75201
          Facsimile: 214/978-3096/99

          if to the Target:

          DUAL DRILLING COMPANY
          5956 Sherry Lane, Suite 1500
          Dallas, Texas 75225
          Attention:   David W. Skarke
          Facsimile: 214/373-0533

          with a copy to:

          David S. Peterman
          Akin, Gump, Strauss, Hauer & Feld, L.L.P.
          7900 Pennzoil Place - South Tower
          711 Louisiana Street
          Houston, Texas 77002
          Facsimile: 713/236-0823


          SECTION  9.03.    CERTAIN  DEFINITIONS.   For  purposes  of  this
Agreement, the term:

          (a) "affiliate" of a specified person means a person who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person;

          (b)  "beneficial owner" with respect to any shares means a person who shall  be deemed to  be the  beneficial owner of  such shares  (i)
     which such person or any of its affiliates or associates (as such term
     is  defined  in  Rule  12b-2  promulgated  under  the   Exchange  Act)
     beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of consideration rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding,
     (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates or any person with whom such person or any of its


     affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any such shares, or (iv) pursuant to Section 13(d) of the Exchange Act and any rules or regulations promulgated thereunder;

          (c) "business day" means any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized to close in the New York, New York;

          (d) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

          (e) "person" means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

          (f) "subsidiary" or "subsidiaries" of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary), owns or has rights to acquire, directly or indirectly, more than 50% (or 49% in the case of Sime-Dual) of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

          SECTION 9.04. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

          SECTION 9.05. ASSIGNMENT; BINDING EFFECT; BENEFIT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence,  this Agreement shall be binding upon  and shall inure to the benefit of the parties hereto and  their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except for the provisions of Article II and Sections 6.06 (collectively, the "Third Party Provisions"), nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.


          SECTION 9.06. INCORPORATION OF SCHEDULES. The Target Disclosure Schedule and the Acquiror Disclosure Schedule referred to herein and signed for identification by the parties hereto are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

          SECTION 9.07. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

          SECTION 9.08. GOVERNING LAW. EXCEPT TO THE EXTENT THAT DELAWARE LAW IS MANDATORILY APPLICABLE TO THE MERGER AND THE RIGHTS OF THE STOCKHOLDERS OF THE TARGET AND ACQUIROR SUB, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE RULES OF CONFLICTS OF LAW THEREOF. ALL ACTIONS AND PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE HEARD AND DETERMINED IN ANY COURT SITTING IN THE CITY OF DALLAS, TEXAS.

          SECTION 9.09. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 9.10. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

          SECTION 9.11. WAIVER OF JURY TRIAL. Each of Acquiror, the Target and Acquiror Sub hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or the actions of Acquiror, the Target or Acquiror Sub in the negotiation, administration, performance and enforcement thereof.

          SECTION 9.12. ENTIRE AGREEMENT. This Agreement, the Target Disclosure Schedule, the Acquiror Disclosure Schedule, the confidentiality agreement, dated November 2, 1995, (the "Confidentiality Agreement"), between the Target and Acquiror, the confidentiality agreement, dated February 5, 1996, between the Target and Acquiror, and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.




          IN WITNESS WHEREOF, Acquiror, Acquiror Sub and the Target have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.


                              ENSCO INTERNATIONAL INCORPORATED

                              By /s/ C. Christopher Gaut
                                --------------------------------------
                                C. Christopher Gaut,Vice President and
                                Chief Financial Officer


                              DDC ACQUISITION COMPANY

                              By /s/ C. Christopher Gaut
                                -------------------------------------
                                C. Christopher Gaut, President


                              DUAL DRILLING COMPANY

                              By /s/ David W. Starke
                                -------------------------------------
                                David W. Skarke, Chairman


                                 EXHIBIT A


                        CERTIFICATE OF INCORPORATION
                                     OF
                          DDC Acquisition Company



                                 ARTICLE I

     The  name  of   the  corporation  is  DDC  Acquisition   Company  (the
"Corporation").


                                 ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.


                                ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


                                 ARTICLE IV

     The total number of shares of stock which the Corporation shall have the authority to issue is Ten Thousand (10,000) shares of Common Stock, par value $0.10 per share.


                                 ARTICLE V

     The name and mailing address of the incorporator is as follows:

     NAME                          MAILING ADDRESS
     ----                          ---------------

     Albert G. McGrath, Jr.        2700 Fountain Place
                                   1445 Ross Avenue
                                   Dallas, Texas  75202


                                 ARTICLE VI

     The powers of the incorporator are to terminate upon the filing of this certificate of incorporation, and the name and mailing address of the persons who are to serve as the board of directors until the first annual meeting of the stockholders or until their successors are elected and qualified are as follows:


     NAMES OF DIRECTORS            MAILING ADDRESS
     ------------------            ---------------

     William S. Chadwick, Jr.      2700 Fountain Place
                                   1445 Ross Avenue
                                   Dallas, Texas  75202

     C. Christopher Gaut           2700 Fountain Place
                                   1445 Ross Avenue
                                   Dallas, Texas  75202

     H. E. Malone                  2700 Fountain Place
                                   1445 Ross Avenue
                                   Dallas, Texas  75202


                                ARTICLE VII

     Elections of directors need not be by written ballot unless the bylaws of the Corporation shall so provide.


                                ARTICLE VIII

     The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal bylaws of the Corporation, but the stockholders may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise.


                                 ARTICLE IX

     No contract or transaction between the  Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein "person" means other corporation, partnership,
association,  firm,   trust,  joint  venture,  political   subdivision,  or
instrumentality)  or other  organization  in  which  one  or  more  of  its
directors,   officers,   or  stockholders   are  directors,   officers,  or
stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for  such purpose, if: (i) the material facts as to his or her  relationship or interest and as to  the contract or transaction are disclosed  or are known to the board of directors or the committee, and the board  of directors or committee in  good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;
or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii)
the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee
thereof,  or the  stockholders.   Common  or  interested directors  may  be


counted in determining the presence of  a quorum at a meeting of the  board
of  directors  or  of   a  committee  which  authorizes  the   contract  or
transaction.


                                 ARTICLE X

     The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article X is in effect. Any repeal or amendment of this Article X shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article X. Such right shall include the right to be paid by the Corporation expenses incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of, or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, resolution of stockholders or directors, agreement, or otherwise.




      The Corporation may additionally indemnify any employee or agent of the Corporation to the fullest extent permitted by law.

     As used herein, the term "proceeding" means any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative, any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.


                                 ARTICLE XI

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the General Corporation Law of the State of Delaware, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all of the creditors or class of creditors, and/or on all of the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                ARTICLE XII

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended after the date of filing of this certificate of incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of the State of Delaware. Any repeal or modification of this Article XII by the stockholders of the Corporation shall be prospective only, and shall not



adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

     The  undersigned   incorporator  under  penalties  of  perjury  hereby
acknowledges that the foregoing certificate of incorporation is his act and deed and that the facts stated therein are true.




                                   -------------------------------
                                   Albert G. McGrath, Jr.















































                                 EXHIBIT B

                            AFFILIATE AGREEMENT


ENSCO International Incorporated
1445 Ross Avenue, Suite 2700
Dallas, Texas 75202

Ladies and Gentlemen:

     I have been advised that as of the date of this letter I may be deemed to be an "affiliate" of Dual Drilling Company, a Delaware corporation ("Dual"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). Pursuant to the terms of the Agreement and Plan of Merger dated March ___, 1996 (the "Agreement"), between ENSCO International Incorporated, a Delaware corporation ("ENSCO"), ______________, a Delaware corporation and a wholly owned subsidiary of ENSCO ("Acquiror Sub"), and Dual, Acquiror Sub will be merged with and into Dual (the "Merger").

     In connection with the transactions contemplated by the Agreement, I may receive shares of Common Stock, par value $.10 per share, of ENSCO (the "ENSCO Securities").

     I represent, warrant and covenant to ENSCO that in the event I receive any ENSCO Securities as a result of the Merger:

          A. I shall not make any sale, transfer or other disposition of the ENSCO Securities in violation of the Act or the Rules and Regulations.

          B. I have carefully read this letter and the Agreement and discussed the requirements of such documents and other applicable limitations upon my ability to sell, transfer or otherwise dispose of the ENSCO Securities to the extent I felt necessary with my counsel or counsel for Dual.

          C.   I have been advised that the issuance of ENSCO Securities to me in  connection with the transactions contemplated  by the Agreement
     has  been  registered  with   the  Commission  under  the  Act   on  a
     Registration Statement on Form S-4.  However, I have also been advised that, since at  the time the  Merger and the Agreement  were submitted for a vote of the stockholders  of Dual, I may be deemed to  have been an affiliate of Dual and the distribution by me of the ENSCO Securities has not been registered under the Act, I may be prohibited from  selling,  transferring  or  otherwise  disposing  of  the  ENSCO
     Securities  issued  to   me  in  connection   with  the   transactions
     contemplated by the Agreement unless (i) such sale, transfer or other disposition has been registered under the Act, (ii) such sale, transfer or other disposition is made in conformity with Rule 145 promulgated by the Commission under the Act, or (iii) in the opinion


     of counsel reasonably acceptable to ENSCO, or a "no action" letter obtained by the undersigned from the staff of the Commission, such sale, transfer or other disposition is otherwise exempt from registration under the Act.

          D. I understand that ENSCO is under no obligation to register the sale, transfer or other disposition of the ENSCO Securities by me or on my behalf under the Act or to take any other action necessary in order to make compliance with an exemption from such registration available.

     It is understood and agreed that prior to any transfer of any of the ENSCO Securities, I will give written notice to ENSCO of my intention to effect such offer, sale or transfer, describing the proposed transaction in sufficient detail to enable ENSCO and its counsel to determine that the proposed transaction will not violate the Act.

     Execution of this letter should not be considered an admission on my part that I am an "affiliate" of Dual as described in the first paragraph of this letter or as a waiver of any rights I may have to object to any claim that I am such an affiliate on or after the date of this letter.


                                   Very truly yours,



                                   ___________________________________
                                   Name:


Accepted this _____ day of
March, 1996 by

ENSCO INTERNATIONAL INCORPORATED


By:
    -------------------------------
    William Chadwick, Secretary

















                                 EXHIBIT C

                  LEGAL OPINION FOR COUNSEL FOR THE TARGET

                      [COUNSEL FOR TARGET LETTERHEAD]








______________, 1996





ENSCO International Incorporated
1445 Ross Avenue, Suite 2700
Dallas, Texas 57202


To whom it may concern:

   We  have  acted  as  counsel  to   Dual  Drilling  Company,  a   Delaware
corporation (the "Target"), in connection with the execution and delivery of the Agreement and Plan of Merger (the "Agreement"), dated as of March __, 1996, among ENSCO International Incorporated, a Delaware corporation
("Acquiror"),    Dual Acquisition  Company,  a Delaware  corporation  and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), and the Target providing for the merger of Acquiror Sub with and into the Target (the
"Merger").   This  opinion letter  is being  furnished to  you pursuant  to
Section  7.02 of  the Agreement.   Unless otherwise  defined herein  or the
context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

   We  have  made  such  legal   and  factual  examinations  and  inquiries,
including an examination of the originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including (i) the Agreement, (ii) the Certificate of Merger dated as of _____________, 1996 between the Target and Acquiror Sub, and (iii) the Certificate of Incorporation and Bylaws, or equivalent organizational documents, of Target and each Subsidiary.

   We have relied, to the extent we deem appropriate, upon oral advice of Staff of the Securities and Exchange Commission and, as to matters of fact, upon representations made by  the Target in the Agreement,  certificates of the Target or its officers and certificates or other written statements of officials of jurisdictions having custody of documents respecting the
corporate existence or  good standing of the Target.   We have assumed that
the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, and that


all documents submitted to us as copies are true and correct copies of the originals thereof. We are members of the State Bar of Texas. We call your attention to the fact that, in rendering our opinion, we are expressing our views only as to the laws of the State of Texas and the federal laws of the United States of America.

   Based  upon  the  foregoing   and  subject  to   the  qualifications  and
limitations set forth herein, we are of the opinion that:

   1. The Target is a corporation, and each U.S. Subsidiary is a corporation or limited partnership, in each case duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the requisite corporate or partnership power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. The Target and each U.S. Subsidiary are duly qualified or licensed as a foreign corporation or limited partnership to do business, and are in good standing, in each jurisdiction where the character of the properties owned, leased or operated by them or the nature of their business makes such qualification or licensing necessary, except for such failures to be qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect.

   2. The Target has all necessary corporate power and authority to execute and deliver the Agreement and, with respect to the Merger, to perform its obligations thereunder and to consummate the Transactions. The execution and delivery of the Agreement by the Target and the consummation by the Target of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Target are necessary to authorize the Agreement or to consummate the Transactions (other than the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law).

   3. The Agreement has been duly and validly executed and delivered by the Target and, assuming the due authorization, execution and delivery of the Agreement by Acquiror and Acquiror Sub, constitutes a legal, valid and binding obligation of the Target, enforceable against the Target in accordance with its terms, except as may be (1) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting enforcement of creditors' rights generally, and (2) subject to general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity.

   4. The execution and delivery of the Agreement by the Target do not, and the performance of the Agreement by the Target will not (1) conflict with or violate the Certificate of Incorporation, Bylaws or equivalent organizational documents of the Target or any U.S. Subsidiary, (2) conflict with or violate Delaware Law or any Laws of the State of Texas or the United States of America, or to the best of our knowledge, any other Laws applicable to the Target or any, U.S. Subsidiary or by which any property or asset of the Target or any U.S. Subsidiary is bound or affected, or (3) to the best of our knowledge, result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination,



amendment, acceleration or cancellation of, or give to others any right to invalidate or terminate any purchase or other right to acquire property under, or result in the creation of a lien or other encumbrance on any property or asset of the Target or any Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Target or any Subsidiary is a party or by which the Target or any Subsidiary or any property or asset of the Target or any Subsidiary is bound or affected.

   5. The execution and delivery of the Agreement by the Target do not, and the performance of the Agreement by the Target will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic governmental or regulatory authority, except the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law.

   6. To our knowledge, except as set forth in the Target Disclosure Schedule (as may have been updated), no actions, suits or proceedings are pending or threatened against Target or any Subsidiary seeking to prevent or delay the transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

   7. The authorized capital stock of the Target and each U.S. Subsidiary is as set forth in Section 3.03 of the Agreement.

   8. Upon the issuance of a Certificate of Merger by the Secretary of State of the State of Delaware, the Merger will become effective in accordance with the Agreement and the Delaware Law, and each issued and outstanding share of Company Common Stock (other than any Cancelable Shares) will be converted into the consideration provided in Section 2.01 of the Agreement.

   We  have   participated   in   conferences   with  officers   and   other
representatives  of  Acquiror,  Acquiror  Sub   and  the  Target,  and  the
representatives of the independent auditors of Acquiror, Acquiror Sub and the Target, at which the contents of the Registration Statement on Form S-4 (File No. 33-[_______]) declared effective by the SEC on [_______], 1996,
(the   "Registration  Statement"),  the  Proxy  Statement/Prospectus  dated
[_______],  1996  included  in  the  Registration  Statement  (the   "Proxy
Statement") and  related matters were discussed.   Although we  do not pass
upon,   and  are  not  assuming   any  responsibility  for   and  have  not
independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Proxy Statement, on the basis of the foregoing (relying as to materiality to a large extent upon statements and representations of officers and other representatives of the Target, Acquiror and Acquiror Sub), no facts have come to our attention which lead us to believe that the Registration Statement (except for (i) the financial statements and related schedules contained therein, including the notes thereto and the independent auditors' reports thereon,
(ii) the other financial and statistical data contained therein and (iii) the exhibits thereto, as to which we do not comment), at the time it became effective contained an untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make



the statements therein not misleading, or that the Proxy Statement (except for (i) the financial statements and related schedules contained therein, including the notes thereto and the independent auditors' reports thereon, and (ii) the other financial and statistical data contained therein, as to which we do not comment), as of the date thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make statements therein, in the light of the circumstances under which they were made, not misleading.

   The preceding opinions and "negative assurance" statements are subject to the following qualifications and limitations:

          A. In connection with statements herein qualified by "to our knowledge" or as to matters that have "come to our attention," our examination has been limited to discussions with the officers and other representatives of the Target and each Subsidiary by, and those statements refer only to what is in the actual current consciousness of, attorneys in the Dallas, Houston and Washington D.C. offices of this Firm who have been involved in the representation of the Target and each Subsidiary in connection with the transactions described in the
   Agreement, and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by Acquiror or Acquiror Sub to us or to you.

          B. This opinion letter is limited in all respects to the laws of the State of Texas, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city or other political subdivision of the State of Texas.

          C. The opinions and statements expressed herein are limited to the matters specifically addressed, and no opinion or statement is implied or may be inferred beyond the matters so specifically addressed.

          D. With respect to the opinion expressed in Paragraph 6, we have not conducted any search of any indexes, dockets or other records of any court or other Governmental Entity.

          E. The opinions and statements expressed herein are rendered as of the time immediately preceding the Effective Time, and we hereby disclaim any obligation to advise you of, or to supplement any of our opinions or statements because of, any changes in fact or laws which might affect any of those opinions or statements.

          F. This opinion letter is solely for your benefit in connection with the transactions described in the Agreement and may not be relied upon, quoted or otherwise used by any other person or entity or for any other purpose without our express written consent.

                                    Very truly yours,

                                    AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.




                                 EXHIBIT D

                   LEGAL OPINION FOR COUNSEL FOR ACQUIROR

                     [COUNSEL FOR ACQUIROR LETTERHEAD]








______________, 1996



DUAL DRILLING COMPANY
5956 Sherry Lane, Suite 1500
Dallas, Texas 75225

We have acted as counsel to ENSCO International Incorporated, a Delaware corporation ("Acquiror"), and Dual Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Acquiror ("Acquiror Sub"), in connection with the execution and delivery of the Agreement and Plan of Merger (the "Agreement"), dated as of February __, 1996, among DUAL DRILLING COMPANY, a Delaware corporation (the "Target"), Acquiror and Acquiror Sub, providing for the merger of Acquiror Sub with and into the Target (the "Merger"). This opinion letter is being furnished to you pursuant to Section 7.03 of the Agreement. Unless otherwise defined herein or the context hereof otherwise requires, each term used herein with its initial letter capitalized has the meaning given to such term in the Agreement.

We have examined and are familiar with originals or copies, certified or otherwise authenticated to our satisfaction, of such documents and records of Acquiror and Acquiror Sub, and such statutes, regulations and instruments as we have deemed necessary or advisable for the purposes of this opinion letter, including, without limitation, (i) the Agreement, (ii) the Certificate of Merger dated as of _____________, 1996 between the Target and Acquiror Sub, (iii) the Certificate of Incorporation and Bylaws of Acquiror, and (iv) the Certificate of Incorporation and Bylaws of Acquiror Sub.

As to certain facts material to our opinions herein, we have assumed the accuracy of the representations of Acquiror and Acquiror Sub in the
Agreement and  of one  or more officers  of Acquiror  or Acquiror Sub.   In
addition, we have assumed that all signatures on all documents presented to us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and complete copies of the originals thereof, that all information submitted to us was accurate and complete, and that all persons executing and delivering originals or copies of documents examined by us were competent to execute and deliver such documents. We have also assumed the due authorization, execution and delivery by the Target of the Agreement


and the Certificate of Merger and that the Agreement and the Certificate of Merger constitute legal, valid and binding obligations of the Target enforceable against the Target in accordance with their terms.

We have also considered applicable provisions of the Code and Department of Treasury regulations promulgated under the Code (whether proposed, temporary or final) now in effect (collectively, "Treasury Regulations"), pertinent judicial authorities regarding applicable provisions of the Code and Treasury Regulations, interpretive rulings of the IRS and such other federal tax-related authorities as we have considered relevant.

Based upon the foregoing and subject to the qualifications and limitations set forth below, we are of the opinion that:

   1. Each of Acquiror and Acquiror Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties as now owned, leased and operated and to carry on its business as is now being conducted.

   2. Each of Acquiror and Acquiror Sub has all necessary corporate power and authority to execute and deliver the Agreement and, with respect to the Merger, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of the Agreement by Acquiror and Acquiror Sub and the consummation by Acquiror and Acquiror Sub of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Acquiror or Acquiror Sub are necessary to authorize the Agreement or to consummate the Transactions (other than the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law).

   3. The Agreement has been duly and validly executed and delivered by Acquiror and Acquiror Sub and, assuming the due authorization, execution and delivery of the Agreement by the Target, constitutes a legal, valid and binding obligation of each of Acquiror and Acquiror Sub enforceable against each of Acquiror and Acquiror Sub in accordance with its terms, except as may be (i) limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, or other laws affecting enforcement of creditors rights generally, and (ii) subject to general principles of equity, regardless of whether enforcement is considered in a proceeding at law or in equity.

    4. The execution and delivery of the Agreement by Acquiror and Acquiror Sub do not, and the performance of the Agreement by Acquiror and Acquiror Sub will not (i) conflict with or violate the Certificate of Incorporation or Bylaws of either Acquiror or any Acquiror Subsidiary, (ii) conflict with or violate any Law applicable to Acquiror or any Acquiror Subsidiary or by which any property or asset of any of them is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Acquiror or any Acquiror Subsidiary or require the consent of any third party pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise



or other instrument or obligation to which Acquiror or any Acquiror Subsidiary is a party or by which Acquiror or any Acquiror Subsidiary or any property or asset of any of them is bound or affected and which is identified in the Officer's Certificate attached hereto as Exhibit A (the "Officer's Certificate").

   5. The execution and delivery of the Agreement by Acquiror and Acquiror Sub do not, and the performance of this Agreement by Acquiror and Acquiror Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except pursuant to the filing and recordation of an appropriate Certificate of Merger with the Secretary as required by Delaware Law.

   6. Upon the issuance of a Certificate of Merger by the Secretary of State of the State of Delaware, the Merger will become effective in accordance with the Agreement and the Delaware Law, and each issued and outstanding share of Company Common Stock (other than any Cancelable Shares) will be converted into the consideration provided in Section 2.01 of the Agreement.

   7. To our knowledge, except as set forth in the Acquiror Disclosure Schedule (as may have been updated), no actions, suits or proceedings are pending or threatened against Acquiror or Acquiror Sub seeking to prevent or delay the transactions contemplated by the Agreement or challenging any of the terms or provisions of the Agreement or seeking material damages in connection therewith.

   8. The authorized capital stock of Acquiror and Acquiror Sub is as set forth in Section 4.03 of the Agreement.

   9. The shares of Acquiror Common Stock to be issued in the Merger have been duly authorized and, when issued and delivered pursuant to the terms of the Agreement, will be validly issued, fully paid, non-assessable and free of preemptive rights.

We have participated in conferences with officers and other representatives of Acquiror, Acquiror Sub and the Target, and representatives of the independent auditors for the Target and Acquiror, at which the contents of the Registration Statement on Form S-4 (File No. 33-___________) declared effective by the SEC on ____________, 1996 (the "Registration Statement"), the Proxy Statement/Prospectus dated _____________, 1996 included in the Registration Statement (the "Proxy Statement") and related matters were discussed. We are not passing upon, do not assume any responsibility for and have not, and shall not be deemed to have, independently verified the accuracy, completeness, or fairness of the statements contained in the Registration Statement and the Proxy Statement; however, on the basis of our participation in the preparation of the Proxy Statement and the Registration Statement and our participation in discussions relating to the contents thereof, no facts have come to our attention which lead us to believe that the information with respect to Acquiror and Acquiror Sub contained in the Registration Statement or the Proxy Statement (except for the financial information, financial statements, financial schedules and other financial or statistical data contained therein, as to which we express no opinion), on the date such Registration Statement became



effective under the Securities Act, on the date such Proxy Statement was first mailed to stockholders of the Target, on the date of the Target Stockholders' Meeting convened to consider the Merger, or on the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The preceding opinions and "negative assurance" statements are subject to the following qualifications and limitations:

   A. In connection with statements herein qualified by "to our knowledge" or as to matters that have "come to our attention," our examination has been limited to discussions with the officers and other representatives of Acquiror and Acquiror Sub by, and those statements refer only to what is in the actual current consciousness of, attorneys in the Dallas, Chicago and Washington D.C. offices of this Firm who have been involved in the representation of Acquiror and Acquiror Sub in connection with the transactions described in the Agreement, and we have made no independent investigations as to the accuracy or completeness of any of the representations, warranties, data or other information, written or oral, made or furnished by Acquiror or Acquiror Sub to us or to you.

   B. This opinion letter is limited in all respects to the laws of the State of Texas, the federal laws of the United States of America and the General Corporation Law of the State of Delaware, and we assume no responsibility as to the applicability or the effect of any other laws. No opinion is expressed herein with respect to any laws, ordinances, statutes or regulations of any county, city or other political subdivision of the State of Texas.

   C. The opinions and statements expressed herein are limited to the matters specifically addressed, and no opinion or statement is implied or may be inferred beyond the matters so specifically addressed.

   D. With respect to the opinion expressed in Paragraph 7, we have not conducted any search of any indexes, dockets or other records of any court or other Governmental Entity.

   E. The opinions and statements expressed herein are rendered as of the time immediately preceding the Effective Time, and we hereby disclaim any obligation to advise you of, or to supplement any of our opinions or statements because of, any changes in fact or law which might affect any of those opinions or statements.

   F. This opinion letter is solely for your benefit in connection with the transactions described in the Agreement and may not be relied upon, quoted or otherwise used by any other person or entity or for any other purpose without our express written consent.

                                   Very truly yours,





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